Exhibit 4.1







                           THE MANITOWOC COMPANY, INC.

                            RSVP PROFIT SHARING PLAN



                      (As Restated Effective July 3, 1988,
                    And As Amended Through December 31, 1994)




                   (Includes Amendments to February 26, 1996)

                           THE MANITOWOC COMPANY, INC.

                            RSVP PROFIT SHARING PLAN

                     (As Amended Through December 31, 1994)
                   (Includes Amendments to February 26, 1996)

                                Table of Contents

                                                                         Page

   SECTION 1.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . .    1
        Section 1.1  Name of Plan  . . . . . . . . . . . . . . . . . . .    1
        Section 1.2  Purpose . . . . . . . . . . . . . . . . . . . . . .    1
        Section 1.3  Plan History  . . . . . . . . . . . . . . . . . . .    1
        Section 1.4  Effective Date  . . . . . . . . . . . . . . . . . .    2
        Section 1.5  Participating Company . . . . . . . . . . . . . . .    2
        Section 1.6  Construction and Applicable Law . . . . . . . . . .    4
        Section 1.7  Severability  . . . . . . . . . . . . . . . . . . .    4
        Section 1.8  Account Balances Accrued Before July 3, 1988  . . .    4
        Section 1.9  Participation of Manitowoc Acquisition, Inc.
                    d/b/a Femco Machine Company  . . . . . . . . . . . .    4

   SECTION 2.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .    6
        Section 2.1  Affiliated Company  . . . . . . . . . . . . . . . .    6
        Section 2.2  Base Contribution Percentage  . . . . . . . . . . .    6
        Section 2.3  Beneficiary . . . . . . . . . . . . . . . . . . . .    6
        Section 2.4  Board of Directors  . . . . . . . . . . . . . . . .    6
        Section 2.5  Cash Option Account . . . . . . . . . . . . . . . .    6
        Section 2.6  Committee . . . . . . . . . . . . . . . . . . . . .    6
        Section 2.7  Company . . . . . . . . . . . . . . . . . . . . . .    6
        Section 2.8  Company Matching Account  . . . . . . . . . . . . .    6
        Section 2.9  Disability Retirement . . . . . . . . . . . . . . .    7
        Section 2.10  Eligible Compensation  . . . . . . . . . . . . . .    7
        Section 2.11  Eligible Employee  . . . . . . . . . . . . . . . .    7
        Section 2.12  ERISA  . . . . . . . . . . . . . . . . . . . . . .    8
        Section 2.13  Hours of Service . . . . . . . . . . . . . . . . .    8
        Section 2.14  Integration Level  . . . . . . . . . . . . . . . .   10
        Section 2.15  Internal Revenue Code  . . . . . . . . . . . . . .   11
        Section 2.16  Leave of Absence . . . . . . . . . . . . . . . . .   11
        Section 2.17  Manitowoc Stock; Manitowoc Stock Fund  . . . . . .   11
        Section 2.18  Normal Retirement  . . . . . . . . . . . . . . . .   11
        Section 2.19  Normal Retirement Age  . . . . . . . . . . . . . .   11
        Section 2.20  Participant  . . . . . . . . . . . . . . . . . . .   11
        Section 2.21  Participating Company  . . . . . . . . . . . . . .   11
        Section 2.22  Plan Year  . . . . . . . . . . . . . . . . . . . .   11
        Section 2.23  Profit Center  . . . . . . . . . . . . . . . . . .   12
        Section 2.24  Profit Sharing Account . . . . . . . . . . . . . .   12
        Section 2.25  Profit Sharing Account--Fixed  . . . . . . . . . .   12
        Section 2.26  Profit Sharing Account--Variable . . . . . . . . .   12
        Section 2.27  Qualified Domestic Relations Order . . . . . . . .   12
        Section 2.28  Qualified Joint and Survivor Annuity . . . . . . .   12
        Section 2.29  Qualified Preretirement Survivor Annuity . . . . .   12
        Section 2.30  RSVP Account . . . . . . . . . . . . . . . . . . .   13
        Section 2.31  Rollover Contribution Account  . . . . . . . . . .   13
        Section 2.32  Termination of Employment  . . . . . . . . . . . .   13
        Section 2.33  Trustee, Trust Agreement, Trust Fund . . . . . . .   13
        Section 2.34  Valuation Date . . . . . . . . . . . . . . . . . .   13
        Section 2.35  Vested Balance; Nonvested Balance  . . . . . . . .   13
        Section 2.36  Vesting Service  . . . . . . . . . . . . . . . . .   14

   SECTION 3.  PLAN PARTICIPATION  . . . . . . . . . . . . . . . . . . .   15
        Section 3.1  Commencement of Participation . . . . . . . . . . .   15
        Section 3.2  Transfers to/from Eligible Employee Status  . . . .   15
        Section 3.3  Rehire After Termination of Employment  . . . . . .   15
        Section 3.4  Election to Become a Contributing Participant . . .   16
        Section 3.5  No Guaranty of Employment . . . . . . . . . . . . .   16
        Section 3.6  Participation Prior to July 3, 1988 . . . . . . . .   17
        Section 3.7  Leased Employees  . . . . . . . . . . . . . . . . .   17

   SECTION 4.  EMPLOYEE CONTRIBUTIONS  . . . . . . . . . . . . . . . . .   18
        Section 4.1  Employee Contributions  . . . . . . . . . . . . . .   18
        Section 4.2  Rollover Contributions  . . . . . . . . . . . . . .   18

   SECTION 5.  CASH OPTION PROGRAM, COMPANY CONTRIBUTIONS
             AND FORFEITURES   . . . . . . . . . . . . . . . . . . . . .   19
        Section 5.1  Elective Deferrals  . . . . . . . . . . . . . . . .   19
        Section 5.2  Contribution Election Procedures  . . . . . . . . .   21
        Section 5.3  Participating Company Matching Contributions  . . .   22
        Section 5.4  Participating Company Variable Profit Sharing
             Contributions . . . . . . . . . . . . . . . . . . . . . . .   23
        Section 5.5  Participating Company Fixed Profit Sharing
             Contributions . . . . . . . . . . . . . . . . . . . . . . .   23
        Section 5.6  Timing of Contributions . . . . . . . . . . . . . .   24
        Section 5.7  Employees Entitled to Share . . . . . . . . . . . .   24
        Section 5.8  Allocation Formula for Variable Profit Sharing
             Contributions . . . . . . . . . . . . . . . . . . . . . . .   24
        Section 5.9  Allocation of Forfeitures . . . . . . . . . . . . .   25
        Section 5.10  Maximum Additions  . . . . . . . . . . . . . . . .   26
        Section 5.11  Contributions for Omitted Participants . . . . . .   26
        Section 5.12  Securities Law Compliance  . . . . . . . . . . . .   26

   SECTION 6.  INVESTMENT ELECTIONS AND
              VALUATION OF ACCOUNTS  . . . . . . . . . . . . . . . . . .   28
        Section 6.1  Investment Elections  . . . . . . . . . . . . . . .   28
        Section 6.2  Account Adjustments to Reflect Net Worth of the
             Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . .   28
        Section 6.3  Net Worth . . . . . . . . . . . . . . . . . . . . .   29
        Section 6.4  Certain Segregated Accounts . . . . . . . . . . . .   29
        Section 6.5  Responsibility to Maintain Account Balances . . . .   30
        Section 6.6  Voting and Tender Rights as to Manitowoc Stock  . .   30

   SECTION 7.  DISTRIBUTION OF BENEFITS AND VESTING  . . . . . . . . . .   32
        Section 7.1  Retirement, Disability and Death Benefits . . . . .   32
        Section 7.2  Vested Benefits . . . . . . . . . . . . . . . . . .   32
        Section 7.3  Forfeitures . . . . . . . . . . . . . . . . . . . .   34
        Section 7.4  When Distribution of Accounts Shall Commence  . . .   35
        Section 7.5  How Accounts are to be Distributed  . . . . . . . .   36
        Section 7.6  Required Distribution Rules . . . . . . . . . . . .   38
        Section 7.7  Distributions of Manitowoc Stock  . . . . . . . . .   41
        Section 7.8  Election to Waive Survivor Benefits . . . . . . . .   41
        Section 7.9  Nonalienation of Benefits . . . . . . . . . . . . .   42
        Section 7.10  Procedures on Receipt of a Domestic Relations
             Order . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
        Section 7.11  Payment of Taxes . . . . . . . . . . . . . . . . .   43
        Section 7.12  Incompetent Payee  . . . . . . . . . . . . . . . .   43
        Section 7.13  Notice, Place and Manner of Payment  . . . . . . .   44
        Section 7.14  Source of Benefits . . . . . . . . . . . . . . . .   44
        Section 7.15  Hardship Withdrawals . . . . . . . . . . . . . . .   44
        Section 7.16  Voluntary Withdrawals  . . . . . . . . . . . . . .   47
        Section 7.17.  Loans to Participants . . . . . . . . . . . . . .   47
        Section 7.18.  Direct Transfer of Eligible Rollover
             Distributions . . . . . . . . . . . . . . . . . . . . . . .   49

   SECTION 8.  PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . .   51
        Section 8.1  The Administrative Committee  . . . . . . . . . . .   51
        Section 8.2  Agent for Legal Process . . . . . . . . . . . . . .   53
        Section 8.3  Beneficiary Designations  . . . . . . . . . . . . .   53
        Section 8.4  Claims Procedures . . . . . . . . . . . . . . . . .   54
        Section 8.5  Records . . . . . . . . . . . . . . . . . . . . . .   55
        Section 8.6  Correction of Errors  . . . . . . . . . . . . . . .   55
        Section 8.7  Evidence  . . . . . . . . . . . . . . . . . . . . .   55
        Section 8.8  Bonding . . . . . . . . . . . . . . . . . . . . . .   55
        Section 8.9  Waiver of Notice  . . . . . . . . . . . . . . . . .   56

   SECTION 9.  TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . .   57
        Section 9.1  Composition . . . . . . . . . . . . . . . . . . . .   57
        Section 9.2  The Trust Agreement . . . . . . . . . . . . . . . .   57
        Section 9.3  Compensation, Reimbursement . . . . . . . . . . . .   57
        Section 9.4  No Diversion  . . . . . . . . . . . . . . . . . . .   57

   SECTION 10.  MAXIMUM ADDITIONS TO PARTICIPANT ACCOUNTS  . . . . . . .   59
        Section 10.1  Maximum Limitations on Annual Additions  . . . . .   59
        Section 10.2  Compensation . . . . . . . . . . . . . . . . . . .   60
        Section 10.3  Adjustments of Dollar Limitations  . . . . . . . .   60
        Section 10.4  Aggregation of Plans . . . . . . . . . . . . . . .   61
        Section 10.5.  Change in Limitation Year . . . . . . . . . . . .   61

   SECTION 11.  SPECIAL RULES FOR TOP-HEAVY PLANS  . . . . . . . . . . .   62
        Section 11.1  Top-Heavy Restrictions . . . . . . . . . . . . . .   62
        Section 11.2  Minimum Top-Heavy Benefits . . . . . . . . . . . .   63
        Section 11.3  Combined Plan Limitations  . . . . . . . . . . . .   63
        Section 11.4  Top-Heavy Vesting Requirements . . . . . . . . . .   63

   SECTION 12.  ADOPTION, AMENDMENT, TERMINATION AND MERGER  . . . . . .   65

        Section 12.1  Adoption of Plan by Additional Company . . . . . .   65
        Section 12.2  Amendment  . . . . . . . . . . . . . . . . . . . .   65
        Section 12.3  Reorganizations of Participating Companies . . . .   66
        Section 12.4  Termination  . . . . . . . . . . . . . . . . . . .   66
        Section 12.5  Discontinuance of Contributions  . . . . . . . . .   66
        Section 12.6  Rights Upon Termination, Partial
                  Termination and Discontinuance of Contributions  . . .   66
        Section 12.7  Deferral of Distributions  . . . . . . . . . . . .   67
        Section 12.8  Merger, Consolidation or Transfer of Plan Assets .   67

   SECTION 13.  FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES . . . . .   68
        Section 13.1  Fiduciaries  . . . . . . . . . . . . . . . . . . .   68
        Section 13.2  Allocation of Fiduciary Responsibilities . . . . .   68
        Section 13.3  General Limitation on Liability  . . . . . . . . .   68
        Section 13.4  Multiple Fiduciary Capacities  . . . . . . . . . .   68
        Section 13.5  Responsibility of Insurance Companies  . . . . . .   68


                               SECTION 1.  GENERAL


             Section 1.1 Name of Plan. The name of the Plan is The Manitowoc Company, Inc. RSVP Profit Sharing Plan. It is sometimes referred to herein as the "Plan." Prior to July 3, 1988, the "Plan" shall also mean, as in effect from time to time for its covered employees, The Manitowoc Company, Inc. Salaried Employees' Deferred Profit-Sharing Plan, The Manitowoc Company, Inc. Hourly Paid Employees' Deferred Profit-Sharing Plan, The Manitowoc Equipment Works Salaried Employees' Deferred Profit-Sharing Plan, The Manitowoc Engineering Co. Salaried Employees' Deferred Profit-Sharing Plan, The Bay Shipbuilding Corp. Salaried Employees' Deferred Profit-Sharing Plan, The Manitowoc Shipbuilding Co. Salaried Employees' Deferred Profit-Sharing Plan, The Manitex, Inc. Salaried Employees' Deferred Profit-Sharing Plan, The Manitex, Inc. Hourly-Paid Employees' Deferred Profit-Sharing Plan, The North Central Crane & Excavator Sales Corp. Non-Union Employees' Deferred Profit-Sharing Plan, The Manitowoc-Forsythe Corp. Non-Union Employees' Deferred Profit-Sharing Plan, and The Manitowoc Crane Sales Organizations Non-Union Deferred Profit-Sharing Plan.

             Section 1.2 Purpose. The Plan has been established to provide eligible employees with a deferred profit sharing plan and a money purchase pension retirement savings plan, in order to provide employees with a source of retirement income in addition to other sources of retirement income available to them. The separate programs under the Plan are generally referred to as the Profit Sharing program and the RSVP program.

             Section 1.3 Plan History. The Manitowoc Company, Inc. Salaried Employees' Deferred Profit-Sharing Plan was adopted on May 2, 1960. It was amended and restated effective as of July 1, 1984.

             The Manitowoc Company, Inc. Hourly-Paid Employees' Deferred Profit-Sharing Plan was adopted, under a different name, on November 3, 1969, and on March 19, 1973, the name of the plan was changed to The Manitowoc Company, Inc. Hourly-Paid Employees' Deferred Profit-Sharing Plan. It was amended and restated effective July 1, 1984.

             The Manitowoc Engineering Co. Salaried Employees' Deferred Profit-Sharing Plan was adopted on June 29, 1956. It was amended and restated effective as of July 1, 1984.

             The Manitowoc Equipment Works Salaried Employees' Deferred Profit-Sharing Plan was adopted on May 2, 1960. It was amended and restated effective as of July 1, 1984.

             The Bay Shipbuilding Corp. Salaried Employees' Deferred Profit-Sharing Plan was adopted on June 26, 1969. It was amended and restated effective as of July l, 1984.

             The Manitowoc Shipbuilding Co. Salaried Employees' Deferred Profit-Sharing Plan was adopted on June 24, 1959. It was amended and restated effective as of July 1, 1984.

             The Manitex, Inc. Salaried Employees' Deferred Profit-Sharing Plan was adopted on June 27, 1986, effective as of June 30, 1985.

             The Manitex, Inc. Hourly-Paid Employees' Deferred Profit-Sharing Plan was adopted on June 27, 1986, effective as of June 30, 1985.

             The North Central Crane & Excavator Sales Corp. Non-Union Employees' Deferred Profit-Sharing Plan was adopted on June 6, 1983. It was amended and restated effective as of July 1, 1984.

             The Manitowoc-Forsythe Corp. Non-Union Employees' Deferred Profit-Sharing Plan was adopted on June 20, 1980. It was amended and restated effective as of July 1, 1984.

             The Manitowoc Crane Sales Organizations Non-Union Deferred Profit-Sharing Plan was adopted June 29, 1986.

             Effective July 3, 1988, the Plan was substituted for each of the foregoing separate plans, as an amendment and restatement thereof to comply with the provisions of the Tax Reform Act of 1986 and other recent legislation, regulations, interpretations and decisions affecting the Plan, to enhance retirement benefits and to add an Internal Revenue Code
   Section 401(k) feature. Further amendments conforming the Plan to final regulations and incorporating additional changes have been incorporated in the restated Plan, as amended through June 28, 1992.

             Effective July 3, 1994, the Plan is further amended to adopt a calendar year Plan Year.

             Section 1.4 Effective Date. The effective date of the Plan is July 3, 1988. The following provisions shall apply retroactively from and after Plan Years beginning in 1987: Section 3.7, Section 10, Section 11, and Section 12. The loan provisions of Section 7.17 are effective April 1, 1992. The incentive matching provisions of Section 5.3 and related addition of the opportunity to invest in Manitowoc Stock are effective June 28, 1992.

             Section 1.5 Participating Company. The following Affiliated Companies, in addition to the Company, are Participating Companies in this Plan as of the dates indicated:

                                                   Date
            Participating                     Participation
               Company                          Commenced

          Bay Shipbuilding Corp.               July 3, 1988

          Manitex, Inc.                        July 3, 1988

          Manitowoc Re-Manufacturing, Inc.     July 3, 1988

          The North Central Crane
          & Excavator Sales Corp.              July 3, 1988

          The Manitowoc-Forsythe Corp.         July 3, 1988

          Manitowoc Southeastern Company, Inc. July 3, 1988

          Manitowoc Western Company, Inc.      July 3, 1988

          Environmental Rehab, Inc.            July 3, 1988

          The Manitowoc Leasing Company, Inc.  July 3, 1988

          Manitowoc Mid-Atlantic, Inc.        March 1, 1990

          Manitowoc Nevada, Inc.              April 1, 1992

          Manitowoc Equipment Company, Inc.    July 4, 1993

          Manitowoc MEC, Inc.                  July 4, 1993

          Manitowoc Acquisition, Inc.
          d/b/a Femco Machine Company.       January 1, 1994

          [The participation in the Plan by
          Manitowoc Acquisition, Inc. is
          governed in its entirety by new Section
          1.9 of the Plan.]

          West Manitowoc, Inc.                 July 3, 1994

             Section 1.6 Construction and Applicable Law. The Plan is intended to meet the requirements for tax qualification under the Internal Revenue Code. The Plan is also intended to be in full compliance with applicable requirements of the Employee Retirement Income Security Act. The Plan shall be administered and construed consistent with such intent. It shall also be construed and administered according to the laws of the State of Wisconsin to the extent that such laws are not preempted by the laws of the United States. All words used herein in the singular number shall extend to and include the plural. All words used in the plural number shall extend to and include the singular. All words used in any gender shall extend to and include all genders. The words "hereof," "herein," "hereunder," and other similar compounds of "here" shall mean and refer to this Plan and the separate Trust Agreement and not to any particular Section. Headings are for convenience of reference, shall not be considered part of the text of the Plan, and shall not influence its construction. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import.

             Section 1.7 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan which shall then be construed and enforced as if such illegal or invalid provisions had never been inserted herein.

             Section 1.8 Account Balances Accrued Before July 3, 1988. Notwithstanding any provisions of the Plan to the contrary, the account balances, if any, of a Plan Participant accrued prior to July 3, 1988, as to any predecessor plan, shall be determined as of July 2, 1988, in accordance with the provisions of such plan prior to its restatement hereunder. No provisions of the Plan hereunder shall be construed to cause an adjustment to be made in the amount of any such account balance so determined as of July 2, 1988.

             Section 1.9 Participation of Manitowoc Acquisition, Inc. d/b/a Femco Machine Company. Effective January 1, 1994, Manitowoc Acquisition, Inc. d/b/a Femco Machine Company (referred to herein as "Femco"), is a Participating Company under the Plan subject to the following conditions:

             (a) For Eligible Employees transferring employment directly from Femco Machine Company to Manitowoc Acquisition, Inc. d/b/a Femco Machine Company, Vesting Service shall include such employees' years of service recognized for vesting purposes under the Femco Machine Company and Femco Southeast, Inc. Pension Trust as in effect as of December 31, 1993.

             (b) The cash option program under Section 5 of the Plan shall not be available to Eligible Employees employed by Femco until such date as shall be determined by the Plan Administrator.

             (c) In lieu of the provisions of Section 5.4 of the Plan concerning variable Profit Sharing Contributions and Section 5.8 concerning the allocation of variable Profit Sharing Contributions on behalf of Femco Participants, the following rules shall apply:

             (1) Femco shall determine the amount of its variable Profit Sharing Contribution, in its discretion, as of the close of each Plan Year. It is intended that this contribution will be at the rate of four percent (4%) of Eligible Compensation per year until the participation of Femco in the Plan is conformed to that of all other Participating Companies.

             (2) Femco's variable Profit Sharing Contribution shall be allocated to the Profit Sharing Accounts--Variable of those employees entitled to share therein in the proportion that the Eligible Compensation of each employee employed in the Femco Profit Center bears to the aggregate of the Eligible Compensation of all such employees for the Plan Year.

             (d) Section 5.5 pertaining to Company Fixed Profit Sharing Contributions shall not apply to Eligible Employees employed by Femco until such date as shall be determined by the Plan Administrator.

             (e) Section 5.9 pertaining to the allocation of forfeitures shall apply separately to Eligible Employees employed by Femco until such date as shall be determined by the Plan Administrator.

                             SECTION 2.  DEFINITIONS


             Section 2.1 Affiliated Company. "Affiliated Company" means any member of a controlled group of corporations, group of trades or businesses under common control, or affiliated service group, (as defined in Section 414(b), (c), (m), or (o) of the Internal Revenue Code) which includes a Participating Company.

             Section 2.2 Base Contribution Percentage. For each Plan Year, "Base Contribution Percentage" for a Profit Center means the proportion that the Profit Sharing Contributions allocated to each Participant in such Profit Center pursuant to Sections 5.8(b) and 5.8(d) bears to each such Participant's Eligible Compensation not in excess of the Integration Level.

             Section 2.3 Beneficiary. "Beneficiary" means such person or entity designated by a Participant, or by the Plan in the absence of designation by a Participant, as the beneficiary of the Participant's account balances in the Plan as described in Section 8.3.

             Section 2.4 Board of Directors. "Board of Directors" means the Board of Directors of The Manitowoc Company, Inc., or the appropriate committee of members of such Board of Directors appointed to serve with respect to the Plan.

             Section 2.5 Cash Option Account. "Cash Option Account" means the account maintained for each Participant in the RSVP program, consisting of elective deferrals which a Participant has elected to have contributed by the Participating Company employing the Participant, on the Participant's behalf, to the Participant's account, in lieu of receiving such amount as current compensation, and the net investment earnings on such account. The Cash Option Account, together with the Company Matching Account, is an RSVP Account.

             Section 2.6 Committee. "Committee" means the Administrative Committee described in Section 8.1, which is the Plan administrator. If the Board of Directors does not appoint members of the Committee, then the Company shall serve as Plan administrator.

             Section 2.7 Company. "Company" means The Manitowoc Company, Inc., a Wisconsin corporation, and any successors and assigns thereto.

             Section 2.8 Company Matching Account. "Company Matching Account" means the matching contributions made by a Participating Company to the Trust Fund pursuant to Section 5.3, on a Participant's behalf, together with the net investment earnings on such account. The Company Matching Account, together with the Cash Option Account, is an RSVP Account.

             Section 2.9 Disability Retirement. "Disability Retirement" means a Termination of Employment of a Participant by reason of permanent disability occurring before the Participant is eligible for Normal Retirement. For all purposes of this Plan, a Participant shall be deemed "permanently disabled" if the Participant has been found entitled to Social Security disability benefits. If a Participant has reached age sixty-five (65), a Participant shall be deemed "permanently disabled" if a physician, approved by the Committee, states in writing that the Participant would have been entitled to Social Security disability benefits if the Participant had been less than sixty-five (65) years of age.

             Section 2.10 Eligible Compensation. "Eligible Compensation" shall include wages, salary, overtime pay, commissions, cash bonuses or incentive pay, and amounts subject to both the cash option election described in Section 5 and any salary reduction election made pursuant to a cafeteria plan described in Section 125 of the Internal Revenue Code, without regard to whether such amounts are currently received by the employee as income or deferred pursuant to an election under this Plan. Eligible Compensation shall not include reimbursements for expenses or payments or contributions to or for the benefit of an employee under this or any other tax-qualified or other deferred compensation, pension, insurance, or other employee benefit plan, except as provided in the preceding sentence. For Plan Years beginning after December 31, 1988, Eligible Compensation shall not exceed two hundred thousand dollars ($200,000) per year, subject to adjustment in accordance with Section 401(a)(17) of the Internal Revenue Code. For Plan Years beginning after December 31, 1993, Eligible Compensation shall not exceed the maximum amount permitted by Section 401(a)(17) of the Code. For purposes of calculating this limit on Eligible Compensation for any five percent (5%) owner (within the meaning of Code Section 416(i)(l)) or highly compensated employee who is in the group of ten (10) Eligible Employees paid the greatest compensation during the year, pursuant to Section 414(q)(6) of the Internal Revenue Code, the Eligible Compensation of such Eligible Employee's spouse or lineal descendant under age nineteen (19) before the end of the Plan Year shall be treated as if paid to the Eligible Employee. Eligible Compensation does not include compensation received while an employee is not a Participant; for purposes of applying Sections 401(k) and 401(m) of the Internal Revenue Code to this Plan, during Plan Years commencing after December 31, 1988, however, Eligible Compensation includes all such compensation received by the Employee during the entire Plan Year.

             Section 2.11 Eligible Employee. An "Eligible Employee" is a salaried or non-union hourly employee of a Participating Company, subject to the following paragraphs:

             (a) Eligibility of employees in a collective bargaining unit or other labor organization representing a group of employees of the Participating Company shall be subject to negotiations with the representative of that unit. During any period that an employee is covered by the provisions of a collective bargaining agreement between the Participating Company and such representative, the employee shall not be considered an Eligible Employee for purposes of this Plan unless such agreement expressly so provides. For purposes of this Plan only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

             (b) An employee shall be deemed to be an Eligible Employee during a period of absence from service which does not result from a Termination of Employment, provided the employee is an Eligible Employee at the commencement of such period of absence.

             (c) Eligible Employee does not include any temporary employee, temporary or permanent part-time employee, student employee, or intern. Each Participating Company shall determine, in its sole discretion, whether any individual is an Eligible Employee under the Plan.

             Section 2.12 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

             Section 2.13 Hours of Service. "Hours of Service" shall be aggregated for service with Participating Companies and any Affiliated Company, and shall be determined in accordance with the following paragraphs:

             (a) An Hour of Service means each hour for which an employee is directly paid or indirectly paid (for example, from a trust fund or insurer) by the Participating Company or an Affiliated Company, or entitled to payment by such Company, including any such hours accrued after an employee's Termination of Employment. Notwithstanding the preceding sentence:

                  (1) No more than five hundred one (501) Hours of Service shall be credited for any single continuous period during which an employee performs no duties;

                  (2) No Hours of Service shall be credited for payments made or due to an employee under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

                  (3) Hours of Service shall not be credited for payments which solely reimburse an employee for medical or medically related expenses incurred by the employee.

   Hours of Service credited for the performance of duties shall be credited to the computation period in which such duties are performed. Hours of Service not credited for the performance of duties shall be credited to the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time (such as a day or week) to which the payment relates. However, if the period during which no duties are performed extends beyond one computation period and the Payment is not calculated on the basis of time, such Hours of Service shall be allocated between the first two computation periods on a reasonable basis consistently applied.

             (b) An Hour of Service shall also mean each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Participating Company or Affiliated Company, provided that Hours of Service credited under the preceding paragraph shall not be credited under this paragraph. Hours credited under this paragraph shall be credited for the period to which the award or agreement pertains.

             (c) An Hour of Service shall also mean each hour during which an employee is on a Leave of Absence. Hours credited under this paragraph shall be credited for the period during which the employee was on a Leave of Absence.

             (d) Hours of Service credited for any period during which an employee performs duties may be determined from the Participating Company's records of hours worked or may be determined on the basis of equivalency periods of employment in which one week shall be the equivalent of forty-five (45) Hours of Service. If one Hour of Service must be credited under the preceding paragraphs (a) through (c) during an equivalency period, Hours of Service shall be credited for the entire equivalency period. If an equivalency period spans two (2) computation periods, the equivalent Hours of Service shall be allocated pro rata between such computation periods.

             (e) Hours of Service credited to an employee for any period during which the employee does not perform duties shall be determined as follows:

                  (1) For payments which are calculated on the basis of units of time or for periods during which an employee is on a Leave of Absence, Hours of Service shall be credited based upon the equivalency period set forth in the preceding paragraph.

                  (2) For payments which are not calculated on the basis of units of time, Hours of Service shall be calculated by dividing the amount of the payment by the employee's most recent hourly rate of compensation before the period during which no duties were performed. For an employee paid on the basis of a fixed rate for a specified period of time other than an hour, the employee's hourly rate shall be deemed the employee's most recent rate of compensation for a specified period of time divided by the number of hours regularly scheduled for the performance of duties during that period, or, for an employee without a regular working schedule, a number of hours based on a forty (40) hour workweek or eight (8) hour workday. However, the number of Hours of Service credited under this paragraph for any period shall not exceed the number of hours regularly scheduled for the performance of duties by the employee during that period.

             (f) Effective for Plan Years beginning after December 31, 1984, in the case of an employee absent by reason of maternity or paternity leave (within the meaning of Section 410(a)(5)(E) of the Internal Revenue
   Code), Hours of Service shall be credited solely for purposes of determining whether a Break in Service has occurred unless credit for such Hours of Service is authorized by other paragraphs of this Section. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period of absence described herein. The Hours of Service credited pursuant to this paragraph shall be credited in the computation period in which the absence from work commences if necessary to prevent a break in service, or in all other cases, in the computation period immediately following.

             (g) Notwithstanding the preceding paragraphs, in the case of an employee whose compensation is not determined on the basis of a fixed rate for specified periods of time, Hours of Service for any computation period shall be determined as four-thirds (4/3) of the quotient of the employee's earnings for such period divided by the lowest minimum wage established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended. In addition to the Hours of Service so arrived at, appropriate Hours of Service shall also be credited as called for by paragraph (c) above.

   Different methods may be used to determine Hours of Service for separate classifications of employees provided such classifications are reasonable and are consistently applied. Hours of Service may be rounded up at the end of any computation period or more frequently. A Participating Company may use any records to determine Hours of Service which it considers an accurate reflection of the facts.

             Section 2.14 Integration Level. "Integration Level" means such part of an employee's Eligible Compensation not in excess of the Social Security taxable wage base in effect on the first day of the Plan Year.
   If an employee is not a Participant throughout an entire Plan Year, the Social Security taxable wage base for the Participant for that Plan Year shall be reduced by multiplying the Social Security taxable wage base by a fraction, the numerator of which is the number of full months during the Plan Year that the employee was a Participant and the denominator of which is twelve (12) or if less, the number of months in the Plan Year.

             Section 2.15 Internal Revenue Code. "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

             Section 2.16 Leave of Absence. A "Leave of Absence" means an authorized absence from the performance of duties for the Company or an Affiliated Company which is incurred either by an employee who is on an absence recognized by the Committee, under rules and policies uniformly applied to all employees similarly situated, as being a period of service for purposes of the Plan, incurred by an employee due to a temporary layoff for a period of one (1) year or less or incurred by an employee who leaves his employment to enter the Armed Forces of the United States and who returns to service with the Company or an Affiliated Company within the period during which the employee has reemployment rights under federal law.

             Section 2.17 Manitowoc Stock; Manitowoc Stock Fund. "Manitowoc Stock" is the common stock of the Company. "Manitowoc Stock Fund" has the meaning assigned to this term in the Trust Agreement.

             Section 2.18 Normal Retirement. "Normal Retirement" means a Termination of Employment of a Participant (except termination by death) occurring on or after the date upon which the Participant attains Normal Retirement Age.

             Section 2.19 Normal Retirement Age. "Normal Retirement Age" means age sixty-five (65).

             Section 2.20 Participant. A "Participant" is a person who has been or who is an employee admitted to participation in the Plan pursuant to Section 3, and who continues to be entitled to benefits under the Plan.

             Section 2.21 Participating Company. A "Participating Company" is the Company, any Affiliated Company currently participating in the Plan, and any other Affiliated Company which subsequently elects to participate in the Plan pursuant to its rules.

             Section 2.22 Plan Year. The "Plan Year" is the twelve (12) consecutive month period commencing on the first date of the fiscal year of the Company and is the year on which records of the Plan are kept. The period of July 3, 1994, through December 31, 1994, is a short Plan Year. Effective January 1, 1995, the Plan Year is the calendar year. For the short Plan Year ending December 31, 1994, where applicable herein, the Hours of Service requirement applicable to the Plan Year shall be five hundred (500), rather than the one thousand (1,000) Hours of Service requirement applicable to twelve (12) month Plan Years.

             Section 2.23 Profit Center. "Profit Center" means the profit center applicable to the Participating Companies as determined from time to time by the Company, with respect to which the Profit Sharing Contributions to the Plan shall be determined under Section 5.4. The Profit Centers are as set forth on Exhibit A attached hereto, and by this reference incorporated herein, as it may be amended from time to time.

             Section 2.24 Profit Sharing Account. "Profit Sharing Account" means the Profit Sharing Account--Variable and the Profit Sharing Account--Fixed maintained for each Participant. Such accounts are treated as a single account for purposes of investment elections and Beneficiary designations under the plan.

             Section 2.25 Profit Sharing Account--Fixed. "Profit Sharing Account--Fixed" means the account maintained for each Participant consisting of contributions to the Trust Fund made pursuant to Section 5.5 and their net investment earnings. The Profit Sharing Account--Fixed, together with the Profit-Sharing Account--Variable, is a Profit Sharing Account for Plan purposes.

             Section 2.26 Profit Sharing Account--Variable. "Profit Sharing Account--Variable" means the account maintained for each Participant, consisting of contributions to the Trust Fund made pursuant to Section 5.4 and their net investment earnings. The Profit Sharing Account--Variable, together with the Profit Sharing Account--Fixed, is a Profit Sharing Account.

             Section 2.27 Qualified Domestic Relations Order. A "Qualified Domestic Relations Order" means a domestic relations order which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan.

             Section 2.28 Qualified Joint and Survivor Annuity. A "Qualified Joint and Survivor Annuity" is an annuity for the life of the Participant with a survivor annuity for the life of the surviving spouse which is fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's accounts in the Plan.

             Section 2.29 Qualified Preretirement Survivor Annuity. A "Qualified Preretirement Survivor Annuity" is an annuity for the life of the surviving spouse which is the amount of benefit which can be purchased with fifty percent (50%) of the amount of the Participant's accounts in the Plan (as of the Participant's date of death) to which the Participant had a nonforfeitable right (within the meaning of Section 411(a) of the Internal Revenue Code).

             Section 2.30 RSVP Account. "RSVP Account" means the Cash Option Account and the Company Matching Account maintained for each Participant. Such accounts are treated as a single account for purposes of investment elections and Beneficiary designations under the Plan.

             Section 2.31 Rollover Contribution Account. "Rollover Contribution Account" means the account maintained for a Participant, consisting of rollover contributions and their net investment earnings.

             Section 2.32 Termination of Employment. "Termination of Employment" with the Company or any Affiliated Company, for purposes of the Plan, shall be deemed to occur upon the first to occur of (1) employee's resignation, discharge, retirement, death; (2) the date a Leave of Absence ends if the Leave of Absence is for a period of one (1) year or less; or (3) the first anniversary of a Leave of Absence if the Leave of Absence is for a period of more than one (1) year. Notwithstanding the foregoing, an employee who leaves employment to enter the Armed Forces of the United States shall not incur a Termination of Employment in contradiction of federal law.

             Section 2.33 Trustee, Trust Agreement, Trust Fund. The assets of the Plan shall be held in trust pursuant to the provisions of The Manitowoc Company Employees' Profit-Sharing Trust Agreement, incorporated herein by this reference. The "Trustee" is Associated Manitowoc Bank, N.A. and any successor Trustee or Trustees appointed hereunder. The "Trust Fund" means the fund established pursuant to the Trust Agreement.

             Section 2.34 Valuation Date. The "Valuation Date" means the date as of which the Trust Fund and accounts are valued as provided by the Plan. Each of the following is a Valuation Date:

             (a)  The last day of each Plan Year.

             (b) Any date declared by the Board of Directors or the Committee to be a Valuation Date as if such date were the last day of the Plan Year.

             Section 2.35 Vested Balance; Nonvested Balance. The "vested Balance" of a Participant's Profit Sharing Account and Retirement Savings Account means that percentage of such accounts which is nonforfeitable pursuant to the Provisions of Section 7.2. The "Nonvested Balance" of such accounts shall mean that percentage which is forfeitable pursuant to the provisions of Section 7.3.

             Section 2.36 Vesting Service. An employee's "Vesting Service" means an employee's period of employment by a Participating Company or an Affiliated Company determined in accordance with reasonable and uniform standards and policies adopted by the Committee from time to time, provided, however, that:

             (a) Vesting Service shall be determined in completed full years and completed months in excess of completed full years, each full twelve
   (12) months of Vesting Service constituting a completed full year of Vesting Service and any full month of Vesting Service in excess of completed full years constituting a fractional one-twelfth (1/12) of a year of Vesting Service.

             (b) The Vesting Service any employee shall have as of July 4, 1976, shall be such employee's accrued last continuous period of employment from the employee's most recent date of employment prior to July 3, 1976, as determined under the Plan as in effect on July 3, 1976.

             (c) Vesting Service after July 3, 1976, means the service credited from the later to occur of July 4, 1976, or the employee's date of hire by a Participating Company or an Affiliated Company to the date of the employee's Termination of Employment.

             (d) An employee who had a Termination of Employment Prior to July 4, 1976, and is subsequently reemployed by a Participating Company or an Affiliated Company after July 3, 1976, shall have rights to reinstatement of his service prior to such Termination of Employment determined under the reinstatement of service provisions of the Plan as in effect on July 3, 1976.

             (e) The Vesting Service of an employee who has a Termination of Employment after July 3, 1976, and is subsequently reemployed by a Participating Company or an Affiliated Company shall not be recognized if such service is to be disregarded in accordance with Section 3.3.

                         SECTION 3.  PLAN PARTICIPATION


             Section 3.1 Commencement of Participation. An employee of a Participating Company shall become a Participant on the earliest date on which (1) the employee is an Eligible Employee, and (2) the employee completes one (1) Hour of Service, if such employee's customary employment is at the rate of at least forty (40) Hours of Service per week. An Eligible Employee who is not scheduled or reasonably anticipated to complete at least forty (40) Hours of Service per week shall not become a Participant until the earlier of: (a) the first day following the date during the employee's first twelve (12) consecutive months of employment in which the employee completes one thousand (1,000) Hours of Service, or
   (b) the first day of the Plan Year next following the first Plan Year ending after the employee's date of hire during which the employee completes one thousand (1,000) Hours of Service.

             Section 3.2 Transfers to/from Eligible Employee Status. If an employee is transferred to a position in which the employee becomes an Eligible Employee, and the employee's customary employment is at the rate of at least one thousand (1,000) Hours of Service during a Plan Year, the employee shall be deemed to have become a Participant as of the first day of the Plan Year in which such transfer occurs on which the Participant completed an Hour of Service. Any employee not scheduled or reasonably anticipated to complete at least one thousand (1,000) Hours of Service in a Plan Year, shall not become a Participant after transfer until all of the requirements of Section 3.1 are satisfied taking into account Hours of Service completed before and after becoming an Eligible Employee. If the employee is transferred to a position in which the employee is no longer an Eligible Employee, the employee shall cease active participation in the Plan on the date of transfer.

             Section 3.3 Rehire After Termination of Employment. If a terminated employee is rehired by the Company including any Affiliated Company) before incurring a break in service (as defined below), the employee's prior service shall be recognized immediately for all purposes of the Plan. Such employee shall commence participation in the Plan immediately upon rehire. If a terminated employee who has incurred a break in service is rehired by the Company, the following paragraphs shall be applicable:

             (a) The employee's service prior to the Termination of Employment shall be disregarded for all purposes of the Plan if:

                  (1) The employee was not entitled to a Vested Balance from the employee's Profit Sharing Account upon the Termination of Employment which occurred immediately before the break in service occurred; and

                  (2) The number of consecutive breaks in service which occurred during the period in which the employee incurred such break in service equals or exceeds the greater of five (5) or the aggregate number of his years of Vesting Service completed prior to such break in service. In computing the number of years of Vesting Service prior to such break in service, years of Vesting Service not taken into account under this paragraph, by virtue of any prior period in which a break in service occurred, shall be disregarded.

             (b) If the employee's service is not disregarded in accordance with the preceding paragraph (a) upon the employee's rehire, then the employee's prior service shall be recognized immediately for all purposes of the Plan.

             (c) If the rehired employee was formerly a Participant, and the employee's prior service is not disregarded, the employee shall commence participation immediately upon again becoming an Eligible Employee.

             A "break in service" is any twelve (12) consecutive month period beginning on the date the employee incurs a Termination of Employment, during which the employee does not perform one (1) Hour of Service.

             Section 3.4 Election to Become a Contributing Participant. A Participant shall file an enrollment form with the Committee in order to elect to become a contributing Participant. The enrollment form, which shall also contain any contribution election agreement of the contributing Participant, shall be as prescribed by the Committee. An Eligible Employee may enroll when first becoming a Participant or as of any subsequent enrollment dates as may be determined by the Committee. Such enrollments shall be effective as of dates determined by Committee rules. Each Participating Company shall advise its employees of their initial eligibility to enroll in the Plan as a contributing Participant but shall have no obligation to provide additional notice thereafter. Any contribution election agreement hereunder is voluntary and enrollment in the Plan as a contributing Participant shall constitute acceptance of the terms of the Plan. The contribution election procedures described in
   Section 5 shall also apply to enrollment forms.

             Section 3.5 No Guaranty of Employment. Participation in the Plan does not constitute a guaranty or contract of employment with a Participating Company. Such participation shall in no way interfere with any rights a Participating Company would have in the absence of such participation to determine the duration of the employee's employment with a Participating Company.

             Section 3.6 Participation Prior to July 3, 1988. Notwithstanding Section 3.1 of the Plan, if an employee Participated in a predecessor plan on July 2, 1988, in accordance with the provisions of such plan prior to its restatement hereunder, and if the employee is an Eligible Employee on July 3, 1988, the employee shall be a Participant on July 3, 1988.

             Section 3.7 Leased Employees. A person who is a leased employee within the meaning of Section 414(n) of the Internal Revenue Code shall not be eligible to participate in the Plan, but in the event such person subsequently becomes eligible to participate herein, credit shall be given for the person's service as a leased employee toward completion of the Plan's eligibility and vesting requirements.

                       SECTION 4.  EMPLOYEE CONTRIBUTIONS


             Section 4.1 Employee Contributions. Employee after tax contributions to the Plan are neither required nor permitted.

             Section 4.2 Rollover Contributions. Any Eligible Employee may from time to time contribute to the Trust Fund a rollover contribution in cash. An Eligible Employee making a rollover contribution shall certify in writing the amount of the proposed rollover contribution and supply a copy of the most recent determination letter issued by the Internal Revenue Service covering the trust or annuity contract from which the property to be contributed to the Trust Fund has been distributed. A rollover contribution shall be credited to a separate "Rollover Contribution Account" in the name of such employee as of the date of its receipt by the Trustee. The amount thereof and the increase or decrease in the liquidation value of the Trust Fund attributable thereto shall be separately reflected in such account. The balance of a Participant's Rollover Contribution Account shall be nonforfeitable for all purposes of the Plan. Upon Termination of Employment, the balance of an employee's Rollover Contribution Account shall be distributed pursuant to the provisions of the Plan.

                                  SECTION 5.

           CASH OPTION PROGRAM, COMPANY CONTRIBUTIONS AND FORFEITURES


             Section 5.1 Elective Deferrals. Effective upon implementation by the Committee during the Plan Year ending in 1989, a Participant may voluntarily elect to have the Participating Company employing the Participant contribute an amount to the Participant's Cash Option Account for each Plan Year in lieu of receiving the same amount as current compensation. Such amounts are hereinafter referred to as "elective deferrals" to the extent such amounts are not includible in the Participant's gross income for the taxable year. Such elective deferrals shall be subject to the following paragraphs:

             (a) Such election may be as to any whole percentage of Eligible Compensation from one percent (1%) to ten percent (10%). A Participant may, effective June 28, 1992, designate (in increments of one percent (1%)) up to the first three percent (3%) of Eligible Compensation contributed as elective deferrals under this Section 5.1 as being eligible for incentive matching contributions, as described in Section 5.3. Notwithstanding the upper limit of ten percent (10%) on deferral elections, all elective deferrals shall be required to be tax deductible by the Participating Company in the year in which made. Accordingly, the Committee shall take into account any contributions made to all profit sharing plans (and other qualified plans) sponsored by the Participating Company for the same group of employees and periodically advise Participants as to the effective upper limits on contribution elections. Such upper limit may be adjusted by the Committee if the general limitations applicable to elective deferrals will not then be exceeded, so long as all similarly situated employees are provided with a nondiscriminatory opportunity to make proportionately the same elective deferrals.

             (b) Elective deferrals under this Section 5 shall be credited to a "Cash Option Account" in the name of the electing Participant as of the date of their receipt by the Trustee. The amount thereof and the net earnings attributable thereto shall be separately reflected in such account.

             (c) The balance of an employee's Cash Option Account shall be nonforfeitable for all purposes of the Plan. Upon Termination of Employment, the balance of an employee's Cash Option Account shall be distributed pursuant to the provisions of the Plan.

             (d) Notwithstanding any other provision of the Plan, a Participant's elective deferrals for any calendar year, when combined with amounts deferred under other plans or arrangements described in Sections 401(k), 403(b) or 408(k) of the Internal Revenue Code, shall not exceed the limit set forth in Section 402(g)(1) of the Internal Revenue Code (or such amount as adjusted for changes in the cost of living pursuant to
   Section 402(g)(5) of the Internal Revenue Code).

             (e) In addition, the Plan is subject to the limitations of Internal Revenue Code Section 401(k) which are incorporated herein by this reference. Accordingly, the actual deferral percentage for highly compensated employees as defined in subsection (f), below, shall not exceed the greater of:

                  (1) the actual deferral percentage of the nonhighly compensated employees multiplied by one and twenty-five hundredths (1.25), or

                  (2) the lesser of (i) the actual deferral percentage of the nonhighly compensated employees plus two
                       (2) percentage points, or (ii) the actual deferral percentage of the nonhighly compensated employees multiplied by two (2.0),

   subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation. In order to ensure the favorable tax treatment of elective deferrals hereunder pursuant to Code Section 401(k) or to ensure compliance with Code Sections 402(g) or 415, the Committee in its discretion may prospectively decrease the rate of elective deferrals of any Participant at any time and, to the extent permitted by applicable regulations, may direct the Trustee to refund elective deferrals to any Participant. Any excess contributions, determined (i) after application of the family aggregation rules, any recharacterization of deferrals as after tax contributions if applicable and use of qualified nonelective contributions and/or qualified matching contributions as helpful in the actual deferral percentage test, and (ii) by leveling the highest deferral ratios until the test is satisfied, and excess deferrals shall be distributed including applicable income determined pursuant to applicable regulations, including gap period income, together with any applicable matching contribution. Such distributions shall be made during the Plan Year following the year the excess contributions were made, and the amount shall be determined based on the respective portions attributable to each highly compensated employee and based on compensation as defined in Code
   Section 415(c)(3).

             (f)  A "highly compensated employee" for purposes of this
   Section 5.1 and Section 5.3 means both highly compensated active employees and highly compensated former employees within the meaning of Code Section 414(q). A highly compensated active employee includes any employee who performs service for a Participating Company during the determination year and who, during the look-back or determination year: (i) received compensation from the Participating Company in excess of seventy-five thousand dollars ($75,000) (as adjusted pursuant to Code Section 415(d));
   (ii) received compensation from the Participating Company in excess of fifty thousand dollars ($50,000) (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the Participating Company and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Code Section 415(b)(1)(A). The term "highly compensated employee" also includes employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the one hundred (100) employees who received the most compensation from the Participating Company during the determination year employees who are five percent (5%) owners within the meaning of Code Section 414(q) at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee. The determination year shall be the Plan Year and the look-back year shall be the twelve-month period immediately preceding the determination year. A highly compensated former employee includes any employee who separated from service (or was deemed to have separated from service) prior to the determination year, performs no service for the Participating Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's fifty-fifth (55th) birthday. If an employee is, during a determination year or look-back year, a family member (within the meaning of Code
   Section 414(q)(6)) of either a five percent (5%) owner who is an active or former employee or a highly compensated employee who is one of the ten
   (10) most highly compensated employees ranked on the basis of compensation paid by the Participating Company during such year, then the family member and the five percent (5%) owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and five percent (5%) owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten highly compensated employee. For this purpose, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants. The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, the top one hundred (100) employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Code
   Section 414(q).

             Section 5.2 Contribution Election Procedures. A contribution election (or change or revocation) shall be in writing, signed by the Participant, and on such form as the Committee shall prescribe. The Committee may, from time to time, adopt policies or rules governing such elections so that the Plan may be conveniently administered. Elections shall be effective as of the dates determined by the rules of the Committee. The Committee may change the frequency of effective dates, in its discretion, provided such changes are uniformly applied to all Participants.

             Section 5.3 Participating Company Matching Contributions. Participating Company matching contributions required to be made hereunder shall be a fixed commitment of each Participating Company under the Plan and shall be deemed to be a money purchase pension contribution for purposes of the Internal Revenue Code. Only the first five percent (5%) of Eligible Compensation contributed as elective deferrals by a Participant for a Plan Year shall be taken into account for purposes of determining any required matching contribution of a Participating Company. Such matching contributions shall be directly allocated to the Company Matching Accounts of contributing Participants. Each Participating Company shall contribute for each Plan Year the amount sufficient to provide the matching contributions described in paragraphs (a) and (b), below, subject to the limitations described in paragraph (c) below:

             (a) Basic Matching Contributions. The basic matching contribution is an amount sufficient to provide twenty-five percent (25%) matching of the first five percent (5%) of Eligible Compensation contributed, during the period for which the match is deposited, as elective deferrals by each Participant who is entitled to share in the allocation of the Company contributions for that Plan Year. The basic matching contribution is not awarded by the Plan for elective deferrals which receive incentive matching amounts under paragraph (b), below.

             (b) Incentive Matching Contribution. The incentive matching contribution is an amount sufficient to provide one hundred percent (100%) matching on the first one percent (1%), two percent (2%), or three percent (3%) of Eligible Compensation contributed, during the period for which the match is deposited, as elective deferrals by each Participant who is entitled to share in the allocation of the Company contributions for that Plan Year. Such contributions may be made by a Participating Company in cash or in Manitowoc Stock. Elective deferrals which are awarded incentive matching amounts under this paragraph (b) are not eligible for basic matching contributions under paragraph (a), above. The following requirements must be satisfied in order for elective deferral amounts to receive the incentive matching contribution:

                  (1) Elective deferrals entering the Plan subject to incentive matching shall be invested in the Manitowoc Stock Fund at all times while the Participant is an employee of a Participating Company or any Affiliated Company.

                  (2) All incentive matching contributions shall be invested in the Manitowoc Stock Fund at all times while the Participant is an employee of a Participating Company or any Affiliated Company.


             (c) In addition, the Plan is subject to the limitations of Internal Revenue Code Section 401(m) which are incorporated herein by this reference. Accordingly, the actual contribution percentage of Participating Company matching contributions for highly compensated employees as defined in Section 5.1(f) shall not exceed the greater of:

               (i) the actual contribution percentage of the nonhighly compensated employees multiplied by one and twenty-five hundredths (1.25), or

              (ii) the lesser of (1) the actual contribution percentage of the nonhighly compensated employees plus two percentage points, or (2) the actual contribution percentage of the nonhighly compensated employees multiplied by two (2.0), subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation. In order to ensure compliance with Code Section 401(m), any excess aggregate contributions, determined (i) after application of the family aggregation rules, any recharacterization of deferrals as after tax contributions if applicable and use of qualified nonelective contributions and/or qualified matching contributions as helpful in the actual deferral percentage test, and (ii) by leveling the highest contribution ratios until the test is satisfied, shall be distributed if vested or forfeited if forfeitable, including applicable income determined pursuant to applicable regulations, including gap period income, together with any applicable matching contribution. Such distributions shall be made during the Plan Year following the year the excess aggregate contributions were made, and the amount shall be determined based on the respective portions attributable to each highly compensated employee as defined in Code
   Section 414(q) and based on compensation as defined in Code Section
   415(c)(3).

             Section 5.4 Participating Company Variable Profit Sharing Contributions. The amount of the variable Profit Contributions of each Participating Company shall be calculated pursuant to the formula set forth on Exhibit A attached hereto, as may be amended from time to time, and by this reference incorporated herein. Each Participating Company shall make the variable Profit Sharing Contribution to the Trust Fund for each Plan Year determined for it according to this Section. Variable Profit Sharing Contributions shall be allocated pursuant to Section 5.8 to the Profit Sharing Account--Variable of each Participant.

             Section 5.5 Participating Company Fixed Profit Sharing Contributions. For each Plan Year beginning after July 2, 1988, each Participating Company shall contribute to the Trust Fund on behalf of each Participant entitled to receive such allocation an amount equal to three percent (3%) of such Participant's Eligible Compensation for the Plan Year. Such contributions shall be a fixed commitment of each Participating Company under the Plan and shall be deemed to be a money purchase pension contribution for purposes of the Internal Revenue Code. Such Company contributions shall be allocated directly to the Profit Sharing Account--Fixed of each such Participant.

             Section 5.6 Timing of Contributions. In order that contributions for a Plan Year shall be deductible, each Participating Company shall make its contribution, for a Plan Year to the Trustee not later than the time, including extensions thereof, prescribed by law for filing the federal income tax return of the Participating Company for its fiscal year ending within or on the last day of the Plan Year. For purposes of the Plan, however, contributions shall be deemed to have been made as of the last day of the fiscal year of the Participating Company which ends within or on the last day of the Plan Year. The Trustee shall be under no duty, expressed or implied, either to determine the amount of or to force the collection of any contribution to the Trust Fund.

             Section 5.7 Employees Entitled to Share. With respect to each Plan Year, an employee who was a Participant at any time during the Plan Year shall be entitled to an allocation to the employee's Profit Sharing Account--Variable and Profit Sharing Account--Fixed from the Company contributions made to the Trust Fund during the Plan Year if the employee meets the requirements of either of the following paragraphs:

             (a) The employee was an Eligible Employee of a Participating Company on the last day of the Plan Year; or

             (b) The employee had a Termination of Employment while an Eligible Employee prior to the last day of such Plan Year and was fully vested under the vesting schedule of the Plan.

   The requirements of this Section 5.7 shall not apply to determine entitlement to any portion of the Company contributions which are deemed to be matching contributions pursuant to Section 5.3 unless such requirement is specified by the Company prior to the beginning of the Plan Year for which such matching contribution is made.

             Section 5.8 Allocation Formula for Variable Profit Sharing Contributions. For each Plan Year, the variable profit sharing contributions to the Trust Fund shall be allocated to the Profit Sharing Accounts--Variable of those employees entitled to share therein pursuant to the following paragraphs:

             (a) Variable profit sharing contributions of any Profit Center for any Plan Year shall only be allocated among Participants who are employees assigned to that Profit Center as of the last day of that Plan Year, or, for persons entitled to share by reason of Section 5.7(b), who are employees assigned to that Profit Center as of the last day worked.

             (b) One-half (1/2) of the amount of the variable profit sharing contributions for a Profit Center shall be allocated to the Profit Sharing Accounts--Variable of those employees entitled to share therein in the proportion that the Eligible Compensation of each employee employed in such Profit Center bears to the aggregate of the Eligible Compensation of all such employees for the Plan Year.

             (c) The remaining one-half (1/2) of the variable profit sharing contributions for a Profit Center shall be allocated to the Profit Sharing Accounts Variable of those employees entitled to share therein in the proportion that the Eligible Compensation of each employee employed in such Profit Center in excess of the Integration Level bears to the Eligible Compensation for the Plan Year in excess of the Integration Level of all such employees. For Plan Years commencing on or after January 1, 1984, and prior to January 1, 1989, the maximum amount allocable to the Profit Sharing Account--Variable of any employee under this paragraph in any Plan Year shall not exceed the OASDI employer tax rate (excluding Medicare contributions) in effect at the beginning of the Plan Year multiplied by such employee's Eligible Compensation in excess of the Integration Level. For Plan Years commencing on and after July 2, 1989, the maximum amount allocable to the Profit Sharing Account--Variable of any employee of a Profit Center under this paragraph in any Plan Year shall not exceed the lesser of (1) two hundred percent (200%) of the Base Contribution Percentage for such Profit Center or (2) the sum of (A) the Base Contribution Percentage for such Profit Center plus (B) the greater of (i) five and seven-tenths (5.7) percentage points or (ii) the percentage rate of tax under Section 3111(a) of the Internal Revenue Code in effect as of the beginning of the Plan Year which was attributable to the Old Age Insurance portion of the OASDI.

             (d) Any remaining variable profit sharing contributions for a Profit Center not allocated pursuant to the provisions of paragraphs (b) and (c) shall be allocated to the Profit Sharing Accounts--Variable of those employees entitled to share therein in the proportion that the Eligible Compensation of each employee employed in such Profit Center bears to the aggregate of the Eligible Compensation of all such employees for the Plan Year.

             Section 5.9 Allocation of Forfeitures. Aggregate forfeitures declared for a Plan Year as to the Profit Sharing Account--Variable of all Participants shall be allocated to the Profit Sharing Accounts--Variable of the Participants entitled to share therein. Forfeitures shall be allocated for a Plan Year as if the aggregate of such amounts were an additional variable profit sharing contribution to the Trust Fund for the Plan Year under Section 5.4. Aggregate forfeitures declared for a Plan Year as to the Profit Sharing Account--Fixed and the Company Matching Account of all Participants shall be applied to reduce the fixed obligations of the Participating Companies to make contributions to such accounts under the Plan for the year for which such forfeitures are declared final and subsequent years until fully applied.

             Section 5.10 Maximum Additions. Notwithstanding any provision of this Section 5 to the contrary, the annual additions to each Participant's accounts in the Plan for any Plan Year shall not exceed the limitations of Internal Revenue Code Section 415 and Section 10 of the Plan.

             Section 5.11 Contributions for Omitted Participants. If, for any Plan Year, after the Company contributions made to the Trust Fund for that year have been allocated, it should appear that, through oversight or a mistake of fact or law, an employee who should have been entitled to share in such contributions received no allocation, received an allocation which was less than the employee should have received, or was otherwise omitted, the Participating Company, at its election, and in lieu of reallocating such contributions, may make a special allocation in an amount equal to the amount that would have been allocated to such employee's account had such error not been made. Such special allocation may be funded with a special contribution from the Participating Company for such purpose or out of current earnings in the Trust Fund, as determined by the Company and the Committee.

             Section 5.12  Securities Law Compliance.

             (a) The price at which the Plan shall acquire newly-issued shares from the Company shall be the average of the high and low sales prices, carried to four (4) decimal places, of Manitowoc Stock as reported in The Wall Street Journal (Midwest Edition) under "NASDAQ Over-the-Counter-Markets--National Market Issues" on the date immediately prior to the date of purchase. If no trading occurs on the NASDAQ National Market System in Manitowoc Stock on the date immediately prior to the date of purchase, the price will be determined with reference to the next preceding date on which Manitowoc Stock is traded on the NASDAQ National Market System. The price at which the Plan shall be deemed to have acquired outstanding shares of Manitowoc Stock either in open market purchases or through privately negotiated transactions shall be the average price for such shares purchased at any time the Plan makes one or more purchases to invest available funds in Manitowoc Stock. In the event investment under the Plan is made both in newly-issued and outstanding shares, the shares purchased shall be allocated proportionately among the accounts of all Participants for whom funds are being invested at that time.

             (b) Any formula by which any Participating Company contributions are determined and allocated to the accounts of Participants under the Plan may not be amended more frequently than once in any six (6) month period other than to comport with changes in ERISA or the Code, or the rules thereunder.

             (c) Purchases of Manitowoc Stock by the Plan shall be made in compliance with ERISA and applicable securities laws including without limitation Rule 10b-6 and Rule 10b-18 under the Securities Exchange Act of 1934, as such rules are in effect from time to time.

             (d) The Committee is specifically authorized to adopt and promulgate such rules as it deems necessary to preserve all liability exemptions for "insiders" within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, as such rules are in effect from time to time. Any rules so promulgated shall be uniformly administered in a nondiscriminatory manner as to all affected participants, who shall be fully advised of such Plan rules as in effect from time to time.

           SECTION 6.  INVESTMENT ELECTIONS AND VALUATION OF ACCOUNTS

             Section 6.1 Investment Elections. The funding policy of the Plan provides for the direction of investment by all Participants, including retired Participants. Participants are permitted to direct separately the investment of their Profit Sharing Accounts and their RSVP Accounts. Such separate investment funds shall be made available for investment by employed Participants as may be determined according to the terms of the Plan and Trust Agreement. Different investment fund alternatives may be provided by the Committee for Profit Sharing Accounts and RSVP Accounts. The following paragraphs shall apply to Participant investment instructions:

             (a) An investment election shall be in writing, signed by the Participant, and on such form as the Committee shall prescribe. Such form shall be filed with the Participating Company employing the Participant in accordance with its instructions. Each Participant shall, upon enrollment in the Plan, file an investment election form directing the investment of the Participant's accounts in the Plan in the investment funds then currently available. The Committee may permit elections to change a Participant's investment mix which are not governing as to new contributions subsequently being added to the Participant's accounts. Such investment elections shall be as to any integral multiple of the Participant's accounts, including all contributions and credits to such accounts, as specified by the Committee. Each Participant may, thereafter, file a new investment election form changing an investment election in accordance with Committee rules and procedures which shall permit changes to be made in investment elections at least once each year.

             (b) A Participant making investment elections and changes in accordance with this Section thereby assumes full responsibility for such exercise of control over assets in the Participant's accounts. No person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, which may result from such person's exercise of such control.

             Section 6.2 Account Adjustments to Reflect Net Worth of the Trust Fund.

             (a) As of each Valuation Date the accounts maintained in each separate investment fund within the Trust Fund (including those accounts not yet fully distributed) shall be adjusted, before the crediting of Company contributions but after the crediting of cash option contributions through the current Valuation Date, upward or downward, pro rata, so that such adjusted balances will equal the net worth of that investment fund as of that date, using fair market values as determined by the Trustee and reported to the Committee, after such net worth has been reduced by (i) any advance Company contributions present in such fund not yet allocated to individual accounts; (ii) forfeitures which have been declared to be final but which have not yet been reallocated; and (iii) any expenses chargeable to that investment fund which have been incurred but not yet paid from that investment fund. The period between Valuation Dates is referred to as the "allocation period." A further adjustment shall be made so as to take into account an average balance of matching contributions, cash option contributions, and loan repayments of principal and interest deposited during the allocation period, using reasonable methods applied in a uniform manner to all accounts. After these adjustments are made, if such Valuation Date is the last day of the Plan Year, the Company contributions which are to be allocated to individual accounts in the investment fund as of that date shall be credited to such accounts.

             (b) Notwithstanding the foregoing, if a Participant has a Termination of Employment and receives payment of his Vested Balance, the Nonvested Balance of such Participant's Company Contribution Account shall not be considered a part of such account as of any subsequent Valuation Date, but shall be considered a fixed liability of the Trust Fund, to which net earnings shall not be allocated, until such amount is either restored to the Participant or it is declared to be a forfeiture as provided in Section 7.3.

             (c) The accounting for a Participant's interest in the Manitowoc Stock Fund shall be done on an allocated share basis such that (except with respect to dividends on previously allocated shares, which dividends are credited directly to the Participant's account to which such shares are allocated) shares of Manitowoc Stock acquired by the Manitowoc Stock Fund during any allocation period shall be allocated among the accounts of Participants in proportion to the value of each Participant's account which is not then attributable to allocated stock and dividends thereon, and the individual accounts of Participants shall be adjusted accordingly. Dividends received with respect to shares of Manitowoc Stock other than previously allocated shares, and income, expenses, gains and losses on assets other than Manitowoc Stock held in the Manitowoc Stock Fund shall be credited or charged to the accounts of Participants as of each Valuation Date pro rata on the basis of the value of that portion of each Participant's account which is not then attributable to allocated stock and dividends thereon. The Manitowoc Stock Fund may utilize more frequent Valuation Dates (including daily valuations) than other investment funds maintained hereunder.

             Section 6.3 Net Worth. The net worth of a separate investment fund within the Trust Fund for any period shall be determined based on the Trustee's judgment of the fair market value of each of the assets of the investment fund using generally accepted accounting principles of trust accounting. Any determination made by the Trustee and the Committee with respect to the value of accounts shall be conclusive and binding upon all persons having an interest under the Plan.

             Section 6.4 Certain Segregated Accounts. Account balances which are part of the Trust Fund but which are segregated pursuant to the directions of the Committee shall be valued according to the terms of the investment medium funding such account, using generally accepted accounting principles of trust accounting.

             Section 6.5 Responsibility to Maintain Account Balances. The responsibility to maintain account balances Pursuant to the provisions of this Section 6 shall be discharged by the Committee. The Committee shall keep separate accounts for each Participant's accrued benefits under the Plan, showing the manner in which it has determined the entries made to each such account. Following the close of each Plan Year, the Committee shall make arrangements for the delivery to each Participant of a statement showing, as of the close of the Plan Year, each Participant's credited balance to each of his accounts and the extent to which such balances are vested.

             Section 6.6  Voting and Tender Rights as to Manitowoc Stock.

             (a) Shares of Manitowoc Stock held by the Manitowoc Stock Fund are allocated to Participants' accounts in that investment fund as of each Valuation Date. Shares which have been so allocated are referred to as allocated shares.

             (b) Voting rights with respect to allocated shares as to which the Trustee receives written instructions from the Participants to whom the shares are allocated shall be voted by the Trustee as directed by such Participants or not voted if so directed by a Participant. At the time of the mailing to stockholders of the notice of any stockholders' meeting of the Company, the Company, in conjunction with the Committee and the Trustee, shall use its reasonable best efforts to cause to be delivered to each such Participant such notices and informational statements as are furnished to the Company's stockholders in respect of the exercise of voting rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to the voting of allocated shares. Upon timely receipt of directions, the Trustee shall vote the allocated shares on each matter as directed by the Participant. The Trustee shall vote or not vote all Manitowoc Stock held by the Manitowoc Stock Fund that is not allocated to any Participant's account and all Manitowoc Stock allocated to a Participant's account which is not voted by the Participant because the Participant has not directed (or has not timely directed) the Trustee as to the manner in which such Manitowoc Stock is to be voted, in the same proportion as those shares of the Manitowoc Stock for which the Trustee has received proper direction on such matter. All such voting rights, instructions, and directions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers, and employees of the Company or any Participating Company or Affiliated Company.

             (c) Notwithstanding any provisions of the Plan, if there is a tender offer for, or a request or invitation for tenders, of shares of Manitowoc Stock held by the Manitowoc Stock Fund, the Committee shall furnish either to the Trustee, which shall then furnish to each Participant, or directly to Participants at the Trustee's request, prompt notice of any such tender offer for, or request or invitation for tenders of, such shares of Manitowoc Stock and the Trustee shall request from each Participant instructions as to the tendering of such Participant's allocated shares (which may include instructions to refuse to tender).
   The Trustee shall tender only such shares of Manitowoc Stock for which the Trustee has received (within the time specified in the notification) tender instructions. With respect to shares of Manitowoc Stock which are held by the Manitowoc Stock Fund, but which are not allocated shares, and shares of Manitowoc Stock for which no instructions are received, the Trustee shall tender such shares of Manitowoc Stock in the same proportion as the number of such shares of Manitowoc Stock for which instructions to tender are received bears to the total number of such shares of Manitowoc Stock for which instructions (whether or not to tender) from Participants have been received. All such tender instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers, and employees of the Company, or any Participating Company or Affiliated Company, or any person making the offer.

                SECTION 7.  DISTRIBUTION OF BENEFITS AND VESTING


             Section 7.1 Retirement, Disability and Death Benefits. Upon Termination of Employment by reason of Normal Retirement, Disability Retirement or death, the entire balance of each of the accounts of a Participant shall be distributable pursuant to the provisions of the Plan. Such account balances shall be determined as of the Valuation Date immediately preceding their distribution except that any portion of such accounts invested in the Manitowoc Stock Fund shall remain invested until distributed or transferred to another investment fund pursuant to the Plan.

             Section 7.2 Vested Benefits. Upon Termination of Employment prior to Normal Retirement or Disability Retirement and for a reason other than death, the Vested Balance of a Participant's Profit Sharing Account--Variable, Profit Sharing Account--Fixed, and Company Matching Account, and the entire balance of the Participant's Cash Option Account and Rollover Contribution Account, if any, shall be distributable pursuant to the provisions of the Plan. Such account balances shall be determined as of the Valuation Date immediately preceding their distribution except that any portion of such accounts invested in the Manitowoc Stock Fund shall remain invested until distributed or transferred to another investment fund pursuant to the Plan. The following paragraphs shall also be applicable:

             (a) The Vested Balance of a Participant's Profit Sharing Account--Variable, Profit Sharing Account--Fixed, and Company Matching Account shall be a percentage of that account, based upon his years of Vesting Service. Unless the Plan is a top-heavy plan within the meaning of Section 11 such that the vesting schedule is deemed to be amended to be the vesting schedule set forth in Section 11, the Vested Balance of a Participant in such accounts shall be as set forth in the following schedules:

                  (1) For Terminations of Employment effective prior to April 1, 1989, the Vested Balance of a
                       Participant shall be determined in accordance with the following schedule:

           Years of Vesting Service           Percentage

                  Less than 1                      0%
                          1                       10%
                          2                       20%
                          3                       30%
                          4                       40%
                          5                       50%
                          6                       60%
                          7                       70%
                          8                       80%
                          9                       90%
                         10                      100%

                  (2) For Terminations of Employment effective on and after April 1, 1989, the Vested Balance of a Participant's accounts shall be determined in accordance with the following schedule:

                Years of Vesting Service       Percentage

                   Less than 1                     0%
                          1                       20%
                          2                       40%
                          3                       60%
                          4                       80%
                          5                      100%

             (b) For purposes of applying the foregoing vesting schedule, all of an employee's years of Vesting Service shall be taken into account.

             (c) Notwithstanding the foregoing paragraphs, a Participant's Vested Balance shall be one hundred percent (100%) upon his attainment of Normal Retirement Age.

             (d) No amendment to the Plan changing the Plan's vesting schedule shall reduce the Vested Balance provided by such schedule determined for each Participant as of the day preceding the adoption or the effective date of such amendment, whichever is later.

             (e) If an amendment to the Plan changes the Plan's vesting schedule, each Participant having not less than three (3) years of Vesting Service shall be entitled to have his Vested Balance for his future service under the Plan computed without regard to such amendment. Any such election will not be effective unless made after the amendment is adopted but prior to sixty (60) days after the later of (i) the date the amendment was adopted, (ii) the effective date of the amendment, or (iii) the date the employee was given written notice of the amendment. Such election shall be made in writing by filing with the Committee, within said period, such form as the Committee may prescribe for this purpose. For purposes of this paragraph, an employee shall be considered to have completed three (3) years of Vesting Service if he has completed three (3) such years prior to the expiration of the election period described above.

             Section 7.3 Forfeitures. The Nonvested Balance of a Participant's Profit Sharing Account--Fixed, Profit Sharing Account--Variable, and Company Matching Account shall immediately be declared a forfeiture when the Participant incurs a Termination of Employment and receives payment of his Vested Balance. Declared forfeitures shall be reallocated, or otherwise applied, as of the last day of the Plan Year coincident with or immediately following such declaration. As of any subsequent Valuation Date, before a forfeiture is reallocated or otherwise applied, such amount shall not be considered to be a part of such Participant's accounts. Rather, such Nonvested Balance (the Participant's "prior Nonvested Balance") shall be considered to be a fixed liability of the Trust Fund, to which net earnings shall not be allocated until such funds are reallocated or otherwise applied pursuant to this Section and Section 5.9. Notwithstanding the foregoing, a Participant whose vested balance has been distributed or who has no vested interest shall be deemed cashed out from the Plan. The following paragraphs shall also be applicable:

             (a) If the Participant is rehired after five (5) or more consecutive twelve (12) month periods have elapsed after the employee's Termination of Employment, the Participant has no rights to restoration of the Participant's prior Nonvested Balance. If such Participant has, upon such rehire, a Vested Balance remaining in the Plan and the Participant's vested percentage is less than one hundred percent (100%), then such Vested Balance shall be accounted for separately from any additions to the Participant's accounts which shall accrue to the Participant after such rehire. The purpose of this separate accounting is to assure that the Plan's vesting schedule is only applied to additions to the Participant's accounts following such rehire. Such separate accounting is not required when a Participant's vested percentage has reached one hundred percent (100%).

             (b) If the Participant is rehired before five (5) or more consecutive twelve (12) month periods have elapsed after the employee's Termination of Employment, the Participant has restoration rights to the Participant's prior Nonvested Balance as follows:

                  (1)  If the Participant has not received a
                       distribution upon Termination of Employment from the Participant's accounts, then, upon rehire the amount of his prior Nonvested Balance shall be restored to the appropriate Participant's accounts out of, in the following order of priority, forfeitures, earnings, or Company contributions.

                  (2) If the Participant has received a distribution upon Termination of Employment from the Participant's accounts, then, upon rehire, the amount of his prior Nonvested Balance shall be restored to the Participant's accounts out of, in the following order of priority, forfeitures, earnings, or Company contributions to the Plan, only if the Participant makes repayments to the Plan, before the earlier of (i) the fifth anniversary of the Participant's date of rehire, or (ii) the close of a period of five (5) consecutive breaks in service, as described in
                       Section 3.3, commencing after the distribution. The required repayment is the full amount previously distributed to the Participant from all such accounts upon Termination of Employment. The repayment period expires upon the death of the Participant.

             Section 7.4  When Distribution of Accounts Shall Commence.

             (a) Unless the Participant consents to a later payment permitted by the Plan, the distribution of benefits to a Participant under the Plan shall commence as soon as administratively practicable after Termination of Employment, but in no event later than sixty (60) days after the Plan Year in which occurs the later of the following events:

                  (1)  The Participant's attainment of Normal Retirement
                       Age; or

                  (2)  The Participant's Termination of Employment.

                  However, if the amount of the payment to be made to the Participant cannot be determined by the later of such dates, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date upon which the amount of such payment can be ascertained.

             (b) A Participant may provide the required consent and elect, in accordance with Committee procedures, to have the distribution of the Participant's accounts commence as soon as administratively practicable following the Valuation Date coincident with or following the first to occur of the Participant's Termination of Employment or attainment of Normal Retirement Age, but in no event later than one year after Termination of Employment. If such election is not made by a Participant, or if any required spousal consent is not provided, then the Committee shall direct that payment be made in the normal form under the Plan through purchase of an annuity contract. Notwithstanding this requirement, however, a Participant who has reached age fifty-five (55) upon Termination of Employment shall have the further right to elect to have his accounts held in the Plan's general investment program until distribution is required to commence to be made under Plan rules. Distribution in any form other than a Qualified Joint and Survivor Annuity shall not commence prior to a Participant's Normal Retirement Age unless the Participant's spouse consents to the distribution except as provided by the small account distribution rule in Section 7.5(e).

             (c) Payment of a Participant's accounts distributable due to death shall be made as soon as administratively practicable after the Valuation Date following the Participant's date of death or, if elected by the Participant's Beneficiary, and if the Participant had reached age fifty-five (55) at the time of death, in accordance with the extended distribution period described in Section 7.5, including the availability of installment payments as an optional form of payment.

             (d) Lump sum payment of portions of a Participant's Vested Balance authorized to be paid pursuant to a Qualified Domestic Relations Order is specifically authorized hereunder, without regard to the age or employment status of the Participant.

             (e) Effective April 1, 1990, in no event shall payment of the accounts of a Participant who attains age seventy and one-half (70-1/2) commence later than the April 1 following the calendar year in, which the Participant attains age seventy and one-half (70-1/2), even if the Participant is still employed, unless a TEFRA transitional rule election described in Section 7.6(i), below, shall be in effect, or the Participant attained such age before January 1, 1988, and was not a five percent (5%) owner within the meaning of Code Section 416(i)(1) during any Plan Year after the Plan Year ending with or within the calendar year in which such Participant attained age sixty-five and one-half (65-1/2).

             Section 7.5 How Accounts are to be Distributed. Accounts distributed under the Plan shall be paid in accordance with the following paragraphs:

             (a) Rules if Participant is Living. The normal form of distribution to a married Participant shall be a Qualified Joint and Survivor Annuity for Plan Years beginning after December 31, 1984. A Participant who has no surviving spouse, who has established that the spouse cannot be located, or who has made a valid election, with spousal consent, to waive the normal form of payment, may receive payment in another form permitted under the Plan and described in paragraph (c), below; provided, however, that payment shall be in the form of an annuity for the life of such Participant unless an optional form of payment is elected. Married Participants who have not received credit for one (1) Hour of Service on or after August 23, 1984, shall be exempt from the first sentence of this paragraph.

             (b) Rules if Participant is Dead. The normal form of distribution upon the death of a married Participant shall be as to fifty percent (50%) of such Participant's accounts a Qualified Preretirement Survivor Annuity upon deaths of Participants who have received credit for one (1) Hour of Service on or after August 23, 1984. The spouse shall have the right to select an optional form of distribution, described below, as permitted by applicable regulations. The remainder of such Participant's accounts not distributed in the normal form shall be distributed in accordance with the terms of the Plan as described in the following sentence. The accounts of a Participant who has no surviving spouse, who has established that a spouse cannot be located, or who has made a valid election, with spousal consent, to waive the normal form of payment, may be distributed in another form permitted under the Plan and described in paragraph (c), below.

             (c) Optional Forms of Distribution. Optional forms of distribution under the Plan include:

                  (1) A lump sum, including where previously arranged, direct transfer to an individual retirement account or successor qualified Plan designated by the Participant. Section 7.7 describes the rules regarding in-kind distributions of Manitowoc Stock.

                  (2) Installment payments satisfying the minimum distribution requirements of the Plan. Installment payments may only be elected by Participants who have reached age fifty-five (55) at the time of their Termination of Employment.

                  (3) Purchase of a single premium nontransferable immediate or deferred annuity contract from a life insurance company, the terms of which satisfy the required distribution rules of the Plan. The Trustee shall be the initial owner of such a contract. Ownership shall be transferred to the Participant by the Committee promptly following purchase.

             (d) Determination of the Form of Distribution. Accounts shall be distributed in accordance with the requests of Participants and Beneficiaries; provided, however, that applicable rules or regulations shall not be violated. The Participant and, if married, the Participant's spouse shall receive a written explanation of available benefit distribution alternatives between thirty (30) and ninety (90) days before the date payments are to commence and before their required consent is obtained.
   Such consent shall be obtained before a distribution is made at any time in a form other than a Qualified Joint and Survivor Annuity, except as provided in Section 7.5(e). Spousal consent shall be made in accordance with Section 7.8 of the Plan.

             (e) Cash Outs of Small Accounts. Notwithstanding the request of a Participant or Beneficiary, in the event that the amount of a Participant's accounts has never exceeded three thousand five hundred dollars ($3,500) prior to the date distribution is to commence, the Committee shall direct the Trustee to distribute the Participant's accounts in a lump sum as soon as administratively practical following the Valuation Date coincident with or immediately following the Participant's Termination of Employment. Section 7.7 describes the rules regarding in-kind distributions of Manitowoc Stock. After the date distribution is to commence Participant consent, and, if the Participant is married, spousal consent which meets the requirements of Section 7.8(b) of the Plan, is required within the ninety (90) day period prior to such distribution.

             Section 7.6 Required Distribution Rules. All distributions from the Plan shall be made in accordance with the required distribution rules of Section 401(a)(9) of the Internal Revenue Code and the rules provided in the applicable Treasury regulations which are incorporated herein by reference. The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in the regulations; provided, however, that Code Section 401(a)(9) overrides any distribution options in the Plan inconsistent with such provisions. The following paragraphs, which describe certain of these rules, shall also apply:

             (a) Before Death. If payment in installments commences to a Participant before death, the payment period shall not exceed one of the following maximum payment periods: (i) life of the Participant; (ii) joint lives of the Participant and the Participant's Beneficiary; or (iii) a period certain not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's Beneficiary.

             (b) After Death. If distribution has commenced to a Participant and the Participant dies before all of the Participant's account balances has been distributed, then the entire remaining interest of the Participant in the Plan shall be distributed at least as rapidly as under the method of distribution in effect, within the limitation of the preceding paragraph (a), as of the date of death of the Participant. If such distribution has not commenced to a Participant at the time of the death of the Participant, then the entire interest of the Participant shall be distributed within one (1) year of the date of the death of the Participant. The one (1) year maximum distribution period shall not apply if the surviving spouse is the designated Beneficiary of the Participant's account balances. In such event, the account balances shall be distributed (in accordance with regulations) over the life of the surviving spouse (or over a period not extending beyond the life expectancy of the surviving spouse), provided such distributions begin on or before the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (2)
   December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2).

             (c) Death of Surviving Spouse Before Distributions Begin. If the Participant's surviving spouse is the designated Beneficiary of the Participant's account balances in the Plan and such spouse dies after the Participant but before distributions to the spouse have begun, the account balances of the Participant shall be distributed in accordance with all applicable requirements as if the Participant's death occurred on the date of death of the surviving spouse. However, this Section shall not apply to the distribution of account balances to the spouse of the Beneficiary.

             (d) Distributions Treated as Commenced. For purposes of paragraphs (b) and (c), above, distributions are not treated as having commenced until the required beginning date of the Participant (or the date that distributions are required to commence to the Participant's surviving spouse, if applicable), unless distributions have irrevocably commenced prior to the Participant's required beginning date in the form of an annuity.

             (e) Minimum Payments to Participants. The minimum amount to be distributed each calendar year, commencing with the calendar year in which payments are required to commence hereunder, shall not be less than the quotient obtained by dividing the Participant's benefit in the Plan by the applicable life expectancy. The term "applicable life expectancy" means the life expectancy (or joint and last survivor expectancy) determined by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9, reduced by one for each calendar year which has elapsed since the life expectancy (or joint and last survivor expectancy) was calculated; where life expectancy is recalculated, the term "applicable life expectancy" means the life expectancy as so recalculated. The following paragraphs also apply:

                  (1) Life expectancies are calculated using the Participant's attained age (or Beneficiary's attained age) as of the date determined in accordance with applicable regulations.

                  (2) The life expectancy of the Participant or the Participant's spouse (or the joint life and last survivor expectancy of the Participant and the Participant's spouse) shall be recalculated annually in accordance with applicable regulations for purposes of determining all distributions required under Section 401(a)(9) of the Internal Revenue Code.

             (f) Participant's Benefit in the Plan. The Participant's benefit in the Plan used in determining the minimum distribution for a calendar year in which a distribution is required to be made is the Participant's account balance in the Plan as of the last Valuation Date in the calendar year immediately preceding any calendar year in which a distribution is required to be made, adjusted in accordance with applicable regulations.

             (g) Rollovers and Transfers to the Plan. The application of the required distribution rules to amounts in a Participant's accounts rolled over to the Plan or transferred to the Plan shall be determined under applicable regulations.

             (h) Incidental Benefit Requirement. Distributions under the Plan in each calendar year shall satisfy the minimum distribution incidental benefit requirement, as provided under applicable regulations. Any distribution required under the incidental death benefit requirements of Section 401(a) of the Internal Revenue Code shall be treated as a distribution required under this Section 7.6.

             (i) TEFRA Transitional Election Rule. An employee may designate, in writing placed on file with the Committee prior to January 1, 1984, a distribution method which does not meet the requirements of Internal Revenue Code Section 401(a)(9), as summarized in paragraphs
   (a)-(e), above, but which would not have caused the Plan and Trust to be disqualified under such Code Section as in effect before January 1, 1984. The Committee may adopt policies to be uniformly applied regarding such designations and the extent to which Participant-designated distribution methods shall be implemented. Such designated distribution methods shall be implemented by the Committee except to the extent it is determined by the Committee, in its sole discretion, that such implementation is contrary to the best interests of the Plan and its Participants. Such designated distributions may be revoked by the Participant after the Participant's required beginning date; provided, however, the Plan shall distribute any amounts which would have been required to be distributed under Internal Revenue Code Section 401(a)(9) had the designation not been made by the end of the calendar year following the calendar year in which the revocation occurs and the Plan shall continue such distributions in accordance with Section 401(a)(9).

             (j) Transitional Minimum Distribution Calculations. The minimum amount required to be distributed for calendar years 1985 and 1986 (and with respect to certain Participants for 1987) shall be determined under applicable regulations. The Committee shall determine which available method shall be used to calculate such required distributions, as specified in regulations, provided the same method and rules for crediting previously distributed amounts are applied to all Participants in the Plan.

             Section 7.7 Distributions of Manitowoc Stock. Any distribution of account balances held in the Manitowoc Stock Fund, due to be made under the provisions of this Section 7 upon a Participant's Termination of Employment for any reason, which are payable to a former Participant in a single lump sum amount, shall be made in the form of shares of Manitowoc Stock provided the Participant has at least one hundred (100) shares of such stock allocated to his account in the Manitowoc Stock Fund. Lump sum distributions of account balances in the Manitowoc Stock Fund comprising fewer than one hundred (100) shares, and distributions to Beneficiaries upon the death of a Participant or to alternate payees pursuant to a Qualified Domestic Relations Order shall be made in cash, except to the extent the Participant (or Beneficiary or alternate payee, if applicable) specifically elects to take such distribution in shares of Manitowoc Stock. Plan accounts in the Manitowoc Stock Fund shall remain invested in such stock until distributed. The Committee may revise the foregoing rules, in its discretion, to permit additional flexibility to make cash distributions more generally available.

             Section 7.8 Election to Waive Survivor Benefits. Each married Participant may elect at any time during the applicable election period to waive the Qualified Joint and Survivor Annuity form of benefit or the Qualified Preretirement Survivor Annuity form of benefit (or both), and may revoke any such election at any time during the applicable election period. The following paragraphs shall also apply:

             (a) Applicable Election Period. The applicable election period is separately defined for each survivor benefit, as follows:

                  (1) For the Qualified Joint and Survivor Annuity form of benefit, it is the ninety (90) day period ending on the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit;

                  (2) For the Qualified Preretirement Survivor Annuity form of benefit, it is the period beginning on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ending on the date of the Participant's death.
                       In the case of a Participant who incurs a Termination of Employment the applicable election period for the Qualified Preretirement Survivor Annuity form of benefit shall not begin later than the date of such Participant's Termination of Employment.

             (b) Requirement of Spousal Consent. An election not to take a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity is not effective unless the Participant's spouse consents in writing to such election, such election designates a Beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and the spouse's consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public. Spousal consent is not required if it is established that there is no spouse, that the spouse cannot be located, that the prior consent of the spouse expressly permits the Participant to change a Beneficiary designation without any requirement of further consent by the spouse, or that consent is not required under such other circumstances as may be prescribed by applicable regulations. Any consent by a spouse, or establishment that such consent is not required, shall be effective only with respect to such spouse. Revocations of spousal consent during the applicable election period shall be in the same form as is required for spousal consent and shall be effective for all purposes of the Plan.

             Section 7.9 Nonalienation of Benefits. The account balances payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. The creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order shall not be treated as an assignment or alienation under this Section.

             Section 7.10 Procedures on Receipt of a Domestic Relations Order. If the plan receives a domestic relations order which creates, assigns, or recognizes any right to a benefit payable with respect to a Participant, the following procedures shall be followed:

             (a) The Committee shall determine whether such order is a Qualified Domestic Relations Order in accordance with written uniform rules that comply with Section 206(d)(3)(G)(ii) of ERISA;

             (b) The Committee shall notify the Participant and each alternate payee under the order as to the receipt of the order, the procedures for determining whether the order is qualified and the final determination within a reasonable period of time, or such period as may be specified in applicable regulations;

             (c) During the period of determining whether the order is qualified, the Committee shall separately account for any amounts that would be payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Such separate accounting is not required for amounts that would not otherwise be paid during the determination period.

   If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the order, the order is determined to be a Qualified Domestic Relations Order, the amounts specified in the order as payable shall be paid to the alternate payee in the method specified in such order, or if none, in the method selected by the alternate payee provided such method has the same effect on the Plan as a lump sum payment of such amount. If the payment method specified in such order does not have the effect on the Plan of a lump sum payment, then such amount shall not be distributable until all of the necessary conditions for payment of Section 7 have been satisfied. If the order is not determined to be qualified, or the determination is not resolved within such eighteen (18) month period, the Committee shall pay such benefits that have been separately accounted for (plus interest) to the Participant, or Beneficiary, if any, who would otherwise have received such benefits if the order had not been issued. Any amounts that would be payable to an alternate payee designated in the order, except that such alternate payee cannot be located, shall be allocated to the accounts of all Participants and considered as forfeited amounts. Such forfeited amounts shall be paid to the alternate payee from the Trust Fund, out of future forfeitures and/or earnings if such alternate payee is later located. The Plan shall not be treated as failing to meet the requirements of subsection (a) or (k) of Section 401 of the Internal Revenue Code which prohibit payment of benefits before Termination of Employment solely by reason of payments to an alternate payee pursuant to a Qualified Domestic Relations Order.

             Section 7.11 Payment of Taxes. The Committee may direct the Trustee to deduct, withhold, and transmit to the proper tax authorities any tax which may be permitted or required to be deducted and withheld, and the balance of the account in such case shall be correspondingly reduced. In addition, the Committee, as a condition of directing the payment of any account balance, may require the Participant or the Participant's Beneficiary, as the case may be, to furnish it with proof of payment, or such reasonable indemnity therefor as the Committee may specify, of all income, inheritance, estate, transfer, legacy and/or succession taxes, and all other taxes of any different type or kind that may be imposed under or by virtue of any law upon the payment, transfer, descent or distribution of said benefit and for the payment of which either the Company, the Trust Fund or the Committee, in the judgment of the Committee, may be directly or indirectly liable.

             Section 7.12 Incompetent Payee. If any Participant or Beneficiary entitled to receive benefits hereunder is, in the judgment of the Committee based upon a physician's examination, unable to take care of his affairs because of mental condition, illness, or accident, any payment due such person may (unless prior claim therefor shall have been made by a qualified guardian or other legal representative) be paid for the benefit of such Participant to his spouse, child, parent, brother or sister, or other person who in the opinion of the Committee has incurred expense for, or is maintaining, or has custody of such Participant. The Committee shall not be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section, and any such payment so made shall be a complete discharge of the liability of the Trust Fund, the Committee and the Participating Company therefor.

             Section 7.13 Notice, Place and Manner of Payment. Any payments due hereunder shall be made on demand at such office as the Trustee may maintain; provided, however, that any person from time to time entitled to such payments may by notice in writing to the Trustee specify a Post Office address to which such payment shall be remitted.

             Section 7.14 Source of Benefits. All benefits to which persons shall become entitled hereunder shall be provided only out of the Trust Fund. No benefits are provided under the Plan except those expressly described herein.

             Section 7.15 Hardship Withdrawals. Withdrawals by a Participant while still employed by a Participating Company may be authorized by the Committee in the event of the financial hardship of the Participant. The amount subject to withdrawal shall not exceed the amount of the Participant's elective contributions credited to his Cash Option Account. A request for withdrawal shall be in writing, signed by the Participant, on such form as the Committee shall provide for this purpose, and subject to the following paragraphs:

             (a) A distribution shall be deemed to be on account of financial hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need, in accordance with the following paragraphs.

             (b) The following expenses are the only categories of financial hardship which shall be deemed immediate and heavy financial needs:

                  (1) Medical expenses, described in Section 213(d) of the Internal Revenue Code, previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Internal Revenue Code), or amounts necessary to obtain such medical care;

                  (2) Costs (excluding mortgage payments) directly related to purchase of a principal residence for the Participant;

                  (3) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children, or dependents;

                  (4) Payments necessary to prevent the eviction of the Participant from the Participant's residence or foreclosure on the mortgage of the Participant's principal residence; or

                  (5) Such other financial needs which the Commissioner of Internal Revenue deems to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability rather than of a particular application to a certain individual.

             (c) A Participant shall provide evidence of the necessity to receive a hardship distribution by written certification of the Participant (and spouse, if any) together with photostatic copies of material establishing the nature and amount of such hardship. This evidence may include, but is not limited to, invoices for health care services, accepted offers to purchase a principal residence, invoices from post-secondary educational institutions, eviction notices, or demand notices for housing expenses.

             (d) The Participant shall make a written representation to the Committee that the financial need cannot be relieved:

                  (1) Through reimbursement or compensation by insurance or otherwise;

                  (2) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                  (3) By cessation of elective contributions or employee contributions under the Plan; or

                  (4) By other distributions or nontaxable (at the time of the loan) loans from plans (including this
                       Plan) maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. For purposes of this Section 7.15(d), the Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. Thus, for example, property owned by the Participant and the Participant's spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, will be deemed a resource of the Participant. Property held for the Participant's child, however, under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant.

             (e) The amount of the distribution shall be deemed necessary to meet such needs provided (i) the distribution is not (after taxes and penalties) in excess of the amount of the immediate and heavy financial need; (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available (if any) under all plans (including this Plan) maintained by the Company; and
   (iii) the Participant has satisfied any other requirements which the Commissioner of Internal Revenue publishes in revenue rulings, notices, and other documents of general applicability rather than of a particular application to a certain individual.

             (f) During the twelve-month (12-month) period following the Participant's receipt of the hardship distribution, the Participant may not make any elective deferrals or employee contributions to this Plan or any other tax-qualified or nonqualified deferred compensation plans of a Participating Company, if any. The preceding sentence does not apply to any health or welfare benefit plan or to the mandatory employee contribution portion of a defined benefit plan of a Participating Company, if any.

             (g) During the taxable year following the taxable year of the hardship distribution, the Participant may not make a contribution to the Participant's Cash Option Account in excess of the limitation described in
   Section 5.1(a) minus the amount which the Participant contributed to such Cash Option Account in the taxable year of the hardship distribution.

             (h) A hardship distribution shall not be permitted unless the Participant's spouse executes a written consent to such distribution which consent shall be witnessed by a Plan representative or a notary public. Spousal consent is not required if it is established that there is no spouse or that the spouse cannot be located.

             (i) Hardship distributions shall be made on a prorata basis from the accounts of the Participant in investment funds other than the Manitowoc Stock Fund, first, and then from the Manitowoc Stock Fund as needed to complete the distribution.

             Section 7.16 Voluntary Withdrawals. A Participant shall have the right to request a withdrawal from his Cash Option Account if the Participant has attained at least age fifty-nine and one-half (59-1/2). Such a request need not satisfy the test for a hardship distribution and may include the entire amount in such account. If a Participant makes a withdrawal pursuant to this Section 7.16, such Participant shall not be eligible to make another voluntary withdrawal under this Section until he has completed at least sixty (60) months of Plan participation after the date of the previous withdrawal. A voluntary withdrawal shall not be permitted unless the Participant's spouse executes a written consent as described in Section 7.15(h). Distributions pursuant to this Section 7.16 shall be made on a prorata basis from the accounts of the Participant in investment funds other than the Manitowoc Stock Fund, first, and then from the Manitowoc Stock Fund (drawing last on amounts in such Fund that are not subject to Participant investment direction) as needed to complete the distribution.

             Section 7.17. Loans to Participants. Effective on and after April 1, 1992, upon the written application of a Participant filed with the Committee, the Committee shall direct the Trustee to make a loan or loans to such Participant out of the Participant's Cash Option Account. No loans are permitted from Company Matching Accounts and Profit Sharing Accounts in the Plan. The following paragraphs shall also be applicable:

             (a) This Section applies only to an employee of a Participating Company who has a Cash Option Account in the Plan attributable (i) to his own participation herein or (ii) to the participation of a deceased Participant of whom the employee is a Beneficiary. An employee in either of these two categories shall be referred to as a "borrower." With respect to an employee who is in both of these categories, the limitations in subparagraph (b), below, shall apply in the aggregate to all of his Cash Option Account balances in the Plan. In addition, this loan program shall also be extended to Participants who are not employees of a Participating Company and who qualify as parties in interest with respect to the Plan, as defined in ERISA 3(14), and who have Cash Option Accounts in the Plan.

             (b) Upon filing a proper written application with the Committee, an eligible borrower may borrow against his Cash Option Account. The maximum loan amount, when added to the total of all loans to any eligible borrower and interest accrued on outstanding loans at the time of the granting of a new loan from such account, shall not exceed one-half (1/2) the value of his vested interest in his account as of the last day of the month immediately preceding such written application; or, if less, fifty thousand dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of all loans in the preceding one (1) year period over the outstanding loan balance on the date of the current loan. Minimum loan size shall be one thousand dollars ($1,000) and a borrower shall maintain no more than one (1) loan at any time.

             (c) All loans shall bear interest commensurate with the rate which would be charged by commercial lenders for similar loans in accordance with Department of Labor Regulation Section 2550.408b-1 as determined by the Committee. The duration of the loan shall be such period as may be agreed upon by the borrower and the Committee but in no event shall the term exceed five (5) years in duration. All loans shall be due and payable in accordance with the terms of the loan, upon an event of default described below, or if earlier, when a taxable distribution is made (i) in the case of a borrower employed by a Participating Company or an Affiliated Company when the loan is entered into, after termination of employment, or (ii) in the case of a borrower not employed by a Participating Company or an Affiliated Company when the loan is entered into, after the death of the borrower. The amount otherwise payable to the Participant or his spouse or other Beneficiary shall be offset by any unpaid principal and interest on the loan.

             (d) Each loan shall require regular amortization of principal and interest by payroll deduction, if applicable, but in no event less frequently than on a quarterly basis. The terms and conditions of each loan shall be incorporated in a promissory note executed by the borrower. Every borrower shall receive a clear statement of the charges involved in each loan transaction, which shall include the dollar amount and annual interest rate of the finance charge.

             (e) Amounts loaned to a borrower shall be withdrawn proportionately from the investment funds in which the borrower's Cash Option Account is invested other than the Manitowoc Stock Fund, first, and then from the Manitowoc Stock Fund (drawing last on amounts in such Fund that are not subject to Participant investment direction) as needed to provide the full proceeds of the loan, and such borrowed amounts shall not thereafter share in fund earnings, but shall be investments for the benefit of the borrower's account to be treated as a segregated loan account. All loans shall be secured by the borrower's segregated loan account which shall consist of the borrower's indebtedness plus accrued interest. Amounts repaid to a borrower's segregated loan account shall be deposited monthly to the Plan's investment funds pursuant to the investment election then in effect for the borrower's Cash Option Account except that the portion of the loan repayment of principal and interest that is attributable to proceeds taken from the portion of the Participant's account in the Manitowoc Stock Fund that is not subject to Participant investment direction (as determined at the time of origination of the loan) shall first be redeposited to the Manitowoc Stock Fund.

             (f) If a Participant defaults in the making of any payments on a loan when due and such default continues for sixty (60) days thereafter, or in the event of the Participant's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default, and the entire unpaid balance with accrued interest shall become due and payable. The Trustee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default, or, if the entire amount due is not paid within thirty (30) days following the default, the Trustee may apply the balance in the Participant's account in satisfaction of the unpaid principal and accrued interest at such time as determined by the Administrator which will not risk disqualification of the Plan.

             (g) Notwithstanding the foregoing, the Committee may adopt rules and procedures for deferring payments for limited time periods, not to exceed six (6) months, during which the borrower is absent from work due to Leave of Absence or maternity or paternity leave. The Committee may impose such other rules, requirements or restrictions relating to loans as it shall determine to be necessary or appropriate from time to time. Notwithstanding any other provision to the contrary, special costs and fees associated with a borrower's loan may be charged directly to the borrower's account.

             (h) Notwithstanding the Plan's hardship withdrawal provisions, a Participant shall be permitted to make withdrawals from his Cash Option Account only if, and to the extent, that such withdrawals do not reduce the Participant's account balance below the outstanding balance of any loans made pursuant to this Section including accrued interest thereon. In the event that the borrowing Participant's account becomes distributable before repayment in full of all principal and interest on outstanding loans, the note evidencing any outstanding loan may be distributed to the Participant in full satisfaction of the remaining indebtedness.

             (i) All loans shall be subject to the consent of the Participant making the loan, and if married, to the spouse of the Participant. Such consent shall be provided to the Plan within the ninety
   (90) day period prior to the making of the loan. Such consent shall acknowledge the possible reduction in Plan benefits which may occur in the event of a distribution resulting from default, as described above.

             Section 7.18.  Direct Transfer of Eligible Rollover
   Distributions.

             (a) This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover as such terms are defined herein.

             (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

             (c) An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

             (d) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
   Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

             (e) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                         SECTION 8.  PLAN ADMINISTRATION


             Section 8.1 The Administrative Committee. The Plan shall be administered by an Administrative Committee (the "Committee") pursuant to the following paragraphs:

             (a) The Committee shall be the Company or such member or members who shall be appointed by and serve at the pleasure of the Board of Directors. Upon the death, resignation, removal or inability to serve of any Committee member, the Board of Directors may, but need not, name his successor. Any member of the Committee may resign at any time by delivering written notice of such resignation to the Company. The Board of Directors shall have the right at any time, with or without cause or notice, to remove any member of the Committee.

             (b) Members of the Committee shall not be entitled to compensation for performing their duties as Committee members, but shall be entitled to reimbursement for any expenses reasonably incurred in connection with the administration of the Plan which are not otherwise paid by the Company.

             (c) The Committee shall be the Plan administrator and shall control and manage the operation and administration of the Plan, including the following:

                  (1) The Committee shall from time to time certify in writing to the Trustee the names of retired, terminated or deceased Participants, the payment method selected with respect to any account balances payable to such persons and the date such payments shall commence and terminate, all in accordance with the Plan. Any such notice from the Committee shall be deemed adequate by the Trustee if signed by any member of the Committee or the Committee's duly authorized agent.

                  (2) The Committee shall file such reports with governmental authorities as may be required by law and which are not filed by the Trustee.

                  (3) The Committee may adopt and promulgate such rules and regulations, not inconsistent with the terms and provisions hereof, for the administration of the Plan as it deems necessary. From time to time, the Committee may amend or supplement any such rules or regulations. The Committee shall decide any questions of eligibility, participation, benefit payments and any other questions of interpretation relating to the Plan.

                  (4) The Committee shall review claims for benefits in accordance with the Plan's claims procedures.

                  (5) The Committee shall prescribe procedures to be followed and forms to be used in electing any alternatives available under the Plan and to apply for benefits under the Plan.

                  (6) The Committee shall prepare and distribute, in such manner as the Committee determines appropriate, information explaining the Plan.

                  (7) The Committee shall receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan. The Committee shall be entitled to rely on any such information so received.

                  (8) The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for benefits under the Plan.

             (d) A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of this Plan. The acts and determinations of the Committee made in good faith within the powers conferred upon it by this Plan shall be valid and final and conclusive (subject only to change pursuant to the provisions of this Plan) for all purposes of the Plan.

             (e) Discretionary actions of the Committee shall be made in a manner which does not discriminate in favor of shareholders, officers or highly compensated employees. In the event the Committee is to exercise any discretionary authority with respect to a Participant who is a member of the Committee, such discretionary authority shall be exercised solely and exclusively by those members of the Committee other than such Participant. If the Participant is the sole member of the Committee, such discretionary authority shall be exercised solely and exclusively by the Board of Directors.

             (f) By unanimous vote, members of the Committee may allocate specific responsibilities among themselves. Also by unanimous vote, the Committee may delegate to persons other than members of the Committee some or all of its discretionary authority to control and manage the operation and administration of the Plan. However, the Committee may not delegate its power to review claims under the Plan's claims procedures.

             (g) The Committee may appoint such advisors, agents and representatives as it shall deem advisable and may also employ such clerical, legal, and medical counsel as it deems necessary. Any action taken by a properly authorized agent of the Committee shall be deemed taken by the Committee.

             (h) The Company shall indemnify and hold harmless each Committee member and employee against all liabilities, losses, costs and expenses, including reasonable attorney's fees, incurred or suffered by any such member or employee in connection with such person's management or administration, at any time, of this Plan; provided, however, that such indemnity shall not extend to the willful misconduct or gross negligence of any such person.

             Section 8.2 Agent for Legal Process. The Company shall designate, by action of its Board of Directors, an agent for service of legal process with respect to any matter concerning the Plan.

             Section 8.3 Beneficiary Designations. At any time and from time to time, each Participant having an entitlement to benefits under the Plan which will continue after his death shall have an unrestricted right to designate one or more Beneficiaries or contingent Beneficiaries to whom payment of any account balances described in this Plan to which such Participant was entitled shall be paid in the event of the Participant's death. Each such designation shall be evidenced by a written instrument in a form acceptable to the Committee, signed by the Participant and filed with the Committee. A Participant may designate different Beneficiaries at any time by filing a new beneficiary designation with the Committee. The last effective designation filed with the Committee shall supersede all prior designations. No beneficiary designation filed after the death of a Participant shall be valid. The following paragraphs shall also be applicable:

             (a) If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives a Participant, or if a beneficiary designation is invalid, the following persons in the order named shall be deemed to be such Beneficiary:

                  (1)  Surviving spouse of the Participant, if any.

                  (2) If there is no surviving spouse, then the children surviving the Participant (in equal shares) and the descendants then living of any deceased children, by right of representation.

                  (3) If the Participant shall leave neither spouse nor descendants surviving, then the executors or administrators of the Participant's estate.

             (b) A Participant may designate both primary and contingent Beneficiaries, as well as to whom benefits shall be distributed in the event of the death of a Beneficiary.

             (c) Any designation of a Beneficiary by a Participant (who has been credited with an Hour of Service on or after August 23, 1984), other than the Participant's spouse, if any, shall not be effective as to fifty percent (50%) of the Participant's accounts unless (i) consented to by the spouse, (ii) the consent of the spouse expressly permits such designations by the Participant without any requirement of further consent by the spouse, or (iii) it has been established to the satisfaction of the Committee that there is no spouse or that the spouse cannot be located.

             (d) Whenever rights of a Participant are stated or limited by the Plan, the rights of his Beneficiaries shall be deemed to be similarly stated or limited hereunder.

             Section 8.4 Claims Procedures. Claims made for benefits under the Plan shall be processed in accordance with the following paragraphs:

             (a) Claims for benefits shall be made in writing to the Committee.

             (b) If a claim made for benefits by a Participant or Beneficiary ("claimant") is not approved in its entirety, the claimant shall be so notified in writing by the Committee or its duly authorized agent within ninety (90) days. Notice wholly or partially denying a claim shall be written in a manner calculated to be understood by the claimant and contain: (i) the specific reason or reasons for the denial, (ii) specific reference to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the review procedure set forth in the following paragraphs (c) and (d). If such written notice of denial is not furnished within the prescribed time, the claim shall be deemed denied for purposes of proceeding to the review stage described below.

             (c) A claimant whose claim for benefits hereinunder has been wholly or partially denied, or his duly authorized representative, may request a review of such denial by the Committee. A request for review shall be made in writing to the Committee within sixty (60) days after receipt by the claimant of written notification of denial of such claim and may contain issues and comments with respect to the claim. A claimant who submits a request for review shall be entitled to access documents pertinent to his claim.

             (d) Upon receipt of a request for review of a denial of a claim, the Committee shall, within sixty (60) days, review in detail the nature and foundations of the claim, including any issues and comments submitted by the claimant or his duly authorized representative and the reasons for the prior denial of the claim. After a full and fair review, the Committee shall render its decision in writing to the claimant. The decision on review shall include the specific reasons for the decision, be written in a manner calculated to be understood by the claimant, and shall include specific references to the pertinent Plan provisions on which the decision is based. The Committee shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan. Any such determination or construction shall be final and binding on all parties unless arbitrary and capricious.

             Section 8.5 Records. Each Participating Company and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by the Employee Retirement Income Security Act or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

             Section 8.6 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Trustee, a Participating Company or the Committee. Each such party shall have power to cause such equitable adjustments to be made to correct such errors as they, in their discretion, consider appropriate. Such adjustments shall be final and binding on all persons.

             Section 8.7 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

             Section 8.8 Bonding. Plan officials and fiduciaries shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of a Participating Company, be paid in whole or in part from the Trust Fund. A Participating Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

             Section 8.9 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

                             SECTION 9.  TRUST FUND

             Section 9.1 Composition. All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Trust Fund." The Trust Fund shall be held in trust pursuant to the terms of this Plan. The Trust Fund shall be segregated from the assets of the Company.

             Section 9.2 The Trust Agreement. In order to implement the Plan, the Company has previously entered into The Manitowoc Company Employees' Profit-Sharing Trust. The selection and appointment of the Trustee of the Trust Fund shall be made by the Board of Directors. The Board of Directors shall have the right at any time to remove a Trustee and appoint a successor thereto, subject only to the terms of the Trust Agreement. The Board of Directors shall have the right to determine the form and substance of the Trust Agreement, subject only to the requirement that the terms are not inconsistent with the provisions of the Plan.

             Section 9.3 Compensation, Reimbursement. The Trustee, other than a Trustee who is also a Participant under the Plan or an employee of a Participating Company, shall be entitled to receive reasonable compensation for services as Trustee in such amount as may be agreed upon from time to time between the Participating Company and the Trustee. The Trustee shall be entitled to reimbursement for all expenses reasonably incurred by the Trustee in the performance of services. Such compensation and reimbursements shall be paid from the Trust Fund unless paid by a Participating Company.

             Section 9.4 No Diversion. The Trust Fund shall be maintained for the exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Plan Participants or their Beneficiaries. Notwithstanding the foregoing, the following paragraphs shall apply:

             (a) The establishment of the Plan by the Participating Companies is contingent upon obtaining initial approval of the Internal Revenue Service of the Plan. In the event that the Internal Revenue Service fails to approve the Plan, the Trustee shall promptly proceed to return all contributions made by the Company with respect to Plan Years after the effective date of the Plan hereunder to those Participating Companies in the proportions in which such contributions were made. In no event shall the amounts described in the preceding sentence be returned later than one (1) year after the date of the final denial of qualification of the Plan, including the final resolution of any appeals before the Internal Revenue Service or the courts.

             (b) If a contribution is made by reason of mistake of fact, then such contribution shall be returned to the Participating Companies in the proportions in which such contributions were made within one (1) year after the payment was made.

             (c) All contributions to the Plan are conditioned on their deductibility. To the extent that a deduction is disallowed such contribution shall be returned to the Participating Companies in the proportions in which such contributions were made within one (1) year after the disallowance thereof.

             (d) In the case of a termination of the Plan as to a Participating Company, any residual assets attributable to such Participating Company which are held in suspense pursuant to Section 10.1(d) shall be returned to the Participating Company.


             SECTION 10.  MAXIMUM ADDITIONS TO PARTICIPANT ACCOUNTS


             Section 10.1  Maximum Limitations on Annual Additions.

             (a) The annual additions to a Participant's accounts for any Plan Year, which shall be considered the "limitation year" for purposes of
   Section 415 of the Internal Revenue Code, when added to the Participant's annual addition for that Plan Year under any other qualified defined contribution plan of the Participating Company or an Affiliated Company, shall not exceed the lesser of: $30,000 (or, if greater, one-fourth (1/4) of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code), or twenty-five percent (25%) of the Participant's compensation for the Plan Year.

             (b) For purposes of this Section 10, the term "annual additions" means the sum, credited to a Participant's accounts for any Plan Year, of

                  (1)  Company Contributions;

                  (2)  Employee contributions, if any; and

                  (3) Forfeitures (and income, if any, attributable to such forfeitures).

             (c) For purposes of this Section 10, employee contributions under subparagraph (b)(2) do not include any qualified employee contributions. Further, the term "annual additions" does not include amounts distributed from the Plan which are subsequently repaid to the Plan or the direct transfer of employee contributions from one qualified plan to another.

             (d) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, or under other facts and circumstances as authorized by the Secretary of the Treasury, the annual additions for a Participant would cause the limitation of Section 415 of the Internal Revenue Code applicable to that Participant for the limitation year to be exceeded, the excess amounts shall not be deemed annual additions in that Plan Year if the excess amounts in the Participant's accounts attributable to Company contributions and/or forfeitures are used to reduce Company contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Plan Year. However, if that Participant is not covered by the Plan as of the end of the Plan Year, then the excess amounts must be held unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Participants. Furthermore, the excess amounts must be used to reduce Company contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the remaining Participants. For purposes of this subparagraph, excess amounts may not be distributed to Participants or former Participants. If the Plan terminates before such suspense account is fully allocated, such account shall be allocated among the accounts of Participants who are actively employed by the Company on the last day of the month preceding such termination.

             (e) The annual addition for any Plan Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as an annual addition.

             Section 10.2 Compensation. For purposes of determining the maximum limitation on annual additions, "compensation" with respect to any Plan Year shall be determined in accordance with applicable regulations of the Secretary of the Treasury under Section 415 of the Internal Revenue Code and shall include the Participant's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips, and bonuses). Compensation for this purpose shall not include: contributions made by the employer to a plan of deferred compensation to the extent that, before the application of
   Section 415 of the Internal Revenue Code, the contributions are not includable in the gross income of the employee for the taxable year in which contributed; any distributions from such plan, provided, however, that any amounts received by an employee pursuant to an unfunded nonqualified deferred compensation plan may be considered as compensation in the year such amounts are includable in the gross income of the employee; employer contributions made on behalf of an employee to a simplified employee pension plan to the extent such contributions are deductible by the employee; amounts realized from the exercise of a nonqualified stock option or when restricted property vests or becomes freely transferable or is no longer subject to a substantial risk of forfeiture pursuant to Section 83 of the Internal Revenue Code; amounts realized from the disposition of stock acquired under a qualified stock option; other amounts which receive special tax benefits, such as the premiums for group term life insurance that are not includable in income. Compensation in a Plan Year shall be the compensation actually paid or made available to a Participant within a Plan Year.

             Section 10.3 Adjustments of Dollar Limitations. The maximum dollar limitations referenced in the Plan shall be adjusted, as permitted by law, for increases in the cost of living under regulations prescribed by the Secretary of the Treasury. The adjusted dollar limitations applicable to a particular Plan Year shall be determined as of the last day of such Plan Year, based on the dollar limitations in effect as of the January 1 of the calendar year with or within which the Plan Year ends.

             Section 10.4 Aggregation of Plans. All qualified defined benefit plans (whether or not terminated) ever maintained by the employer shall be treated as one defined benefit plan for purposes of applying the limitations of this Section 10. All qualified defined contribution plans (whether or not terminated) ever maintained by the employer shall be treated as one defined contribution plan for purposes of applying the limitations of this Section 10.

             Section 10.5. Change in Limitation Year. The limitation year for purposes of Code Section 415 is changed to the calendar year beginning January 1, 1995. The limitations of Code Section 415 shall also apply to the "limitation period" beginning July 3, 1994, and ending December 31, 1994, for purposes of which the dollar limitation under Section 10.1(a) shall be $15,000.

                 SECTION 11.  SPECIAL RULES FOR TOP-HEAVY PLANS


             Section 11.1 Top-Heavy Restrictions. Notwithstanding any provision to the contrary herein, in accordance with Internal Revenue Code
   Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Section shall be applicable. The Plan is "top-heavy" for a Plan Year if as of its "determination date" (i.e. the last day of the preceding Plan Year or the last day of the Plan's first Plan Year, whichever is applicable), the total present value of the accrued benefits of key employees (as defined in Code Section 416(i)(1) and applicable regulations) exceeds sixty percent (60%) of the total present value of the accrued benefits of all employees under the plan (excluding those of former key employees and employees who have not performed any services during the preceding five (5) year period) (as such amounts are computed pursuant to Code Section 416(g) and applicable regulations using a five percent (5%) interest assumption and a 1971 GAM mortality assumption) unless such plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. Any nonproportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. In addition, a plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy the Code Section 401(a)(4) and 410 discrimination requirements. Plans of a controlled group which must be included in a required aggregation group include any plan in which a key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and any plan which enables such a plan to meet the Code
   Section 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan's determination date and the results aggregated for the determination dates which fall in the same calendar year. A "controlled group" for purposes of this Section includes any group of employers aggregated pursuant to Code Sections 414(b), (c) or (m). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the twelve month period ending on the determination date. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the accrued benefit of an employee other than a key employee (within the meaning of Code Section 416(i)(1)) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

             Section 11.2 Minimum Top-Heavy Benefits. If a defined contribution plan is top-heavy in a Plan Year, non-key employee participants who have not separated from service at the end of such Plan Year will receive allocations of employer contributions and forfeitures at least equal to the lesser of three percent (3%) of compensation (as defined in Code Section 415) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year (including any salary reduction contributions). If a defined benefit plan is top-heavy in a Plan Year and no defined contribution plan is maintained, the employer-derived accrued benefit on a life only basis commencing at the normal retirement age of each non-key employee shall be at least equal to a percentage of the highest average compensation for five (5) consecutive years, excluding any years after such Plan permanently ceases to be top-heavy, such percentage being the lesser of (i) twenty percent (20%) or (ii) two percent (2%) times the years of service after December 31, 1983 in which a Plan Year ends in which the Plan is top-heavy. If the controlled group maintains both a defined contribution plan and a defined benefit plan which cover the same non-key employee, such employee will be entitled to the defined benefit plan minimum and not to the defined contribution plan minimum.

             Section 11.3 Combined Plan Limitations. If the controlled group maintains a defined benefit plan and a defined contribution plan which both cover one or more of the same key employees, and if such plans are top-heavy, then the limitation stated in a separate provision of this Plan with respect to the Code Section 415(e) maximum benefit limitations shall be amended so that a one (1.0) adjustment on the dollar limitation applies rather than a one and twenty-five hundredths (1.25) adjustment. This provision shall not apply if the Plan is not "super top-heavy" and if the minimum benefit requirements of this Section are met when two percent (2%) is changed to three percent (3%) and twenty percent (20%) is changed to an amount not greater than thirty percent (30%) which equals twenty percent (20%) plus one percent (1%) for each year such plan is top-heavy. A plan is "super top-heavy" if the ratio referred to in subsection (a) above results in a percentage in excess of ninety percent (90%) rather than a percentage in excess of sixty percent (60%).

             Section 11.4 Top-Heavy Vesting Requirements. If the Plan is top-heavy in a Plan Year, the vesting schedule shall automatically be amended for any employee employed on the first day of such year or thereafter so that the vested percentage for employer-derived benefits is equal to the greater of the vesting provided under other provisions of the Plan or the following schedule:

           Years of Service            Nonforfeitable Percentage

                   1                               0%
                   2                              20%
                   3                              40%
                   4                              60%
                   5                              80%
                   6 or more                      100%

   where "years of service" means the years credited for vesting purposes under the Plan or, if greater, the years required to be counted under Code
   Section 411 and applicable regulation thereto. If the Plan thereafter ceases to be top-heavy for a Plan Year, the vesting schedule above shall be disregarded and the original schedule applied, except with respect to any Participant with three (3) or more years of service and except that no Participant's vested percentage as of the end of the prior year shall be decreased. Any nonvested Participant who acquires a vested interest in the employer-derived benefit by operation of the amended vesting schedule shall not be subject thereafter to a cancellation of service. Notwithstanding anything in this Section to the contrary, the amendment of the vesting schedule pursuant to this subsection shall not affect the calculation of benefit amounts or the determination of benefit commencement dates hereunder.

            SECTION 12.  ADOPTION, AMENDMENT, TERMINATION AND MERGER

             Section 12.1 Adoption of Plan by Additional Company. The Board of Directors may extend the Plan to employees of any Affiliated Company and their participation shall be effective upon appropriate action being taken by such Company necessary to adopt the Plan. In that event, or if any persons become Eligible Employees of a Participating Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with such company shall be recognized under the Plan. The following paragraphs shall also be applicable:

             (a) Each adopting Company shall participate in the Trust Fund hereunder.

             (b) The Trustee may, but shall not be required to, commingle and hold as one Trust Fund all contributions made by all adopting Companies.

             (c) The Board of Directors shall have the sole authority to amend the Plan and Trust and the Committee shall have the sole authority to administer the Plan.

             (d) Any company participating in the Plan may terminate its participation in the Plan and Trust by appropriate action. In that event the funds held on account of the employees of the terminating company, and unpaid balances of former employees of such company, shall be segregated to a separate trust, pursuant to certification by the Committee to the Trustee to do so, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all of the powers and duties of the Board of Directors, including appointment of the members of the committee of that separate plan. Alternatively, upon certification by the Committee to the Trustee, other appropriate disposition of the terminating company's Plan assets shall be made.

             Section 12.2 Amendment. Subject to the nondiversion provisions of Section 9, the Board of Directors may amend the Plan at any time and, from time to time, with respect to all Participating Companies. No amendment of the Plan shall have the effect of changing the rights, duties and liabilities of the Trustee without its written consent. No amendment shall divest a Participant or Beneficiary of benefits accrued prior to the amendment or eliminate any optional form of benefit. The Company agrees that promptly upon adoption of any amendment to the Plan, it will furnish a copy of the amendment together with a certificate evidencing its due adoption, to the Trustee then acting and to any other Participating Companies. No amendment necessary to comply with any applicable law, regulation, or order of the Internal Revenue Code or ERISA or any other provision of law shall be considered prejudicial to the rights of any employee or his Beneficiaries.

             Section 12.3 Reorganizations of Participating Companies. In the event two (2) or more Participating Companies shall be consolidated or merged, or in the event one (1) or more Participating Companies shall acquire the assets of another Participating Company, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all of the Participating Companies involved in such reorganization and their employees, except that employees whose Termination of Employment shall occur at the time of and because of such reorganization shall be entitled to benefits as in the case of a termination of the Plan. In such event, in administering the Plan, the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring all of the assets shall be considered as a continuation of the Participating Companies involved in the reorganization.

             Section 12.4 Termination. The Plan may be terminated by the Company in full or in part. An employer which has discontinued its sole participation in the Plan with the other Participating Companies shall also have the right to terminate its separate plan which resulted from such discontinuance at any time by action of its board of directors. Any such voluntary termination of the Plan, or separate plan, shall be made in compliance with all applicable provisions of law.

             Section 12.5 Discontinuance of Contributions. Whenever a Participating Company determines that it is impossible to or not advisable to make further contributions as provided in the Plan, its board of directors may, without discontinuing its participation in the Plan, adopt an appropriate resolution permanently discontinuing all further contributions to the Plan. A certified copy of such resolution shall be delivered to the Committee and the Trustee. Thereafter, the Committee and the Trustee shall continue to administer all provisions of the Plan which are necessary and remain in force, other than provisions relating to contributions by such Participating Company.

             Section 12.6 Rights Upon Termination, Partial Termination and Discontinuance of Contributions. Notwithstanding any other provisions of this Plan, the Vested Balance of the Profit Sharing Account and Retirement Savings Account of each Participant shall become one hundred percent (100%) upon termination or partial termination of the Plan as to a Participating Company, either as provided in Section 12.5 or by operation of law, or upon a discontinuance of contributions to the Plan by a Participating Company, either as provided in Section 12.6 or by operation of law.

             Section 12.7 Deferral of Distributions. In the event of a complete or partial termination of the Plan, the Committee or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such termination applies until after the following have occurred:

             (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Section 401(a) of the Internal Revenue Code.

             (b) Appropriate adjustments of the Trust Fund to reflect taxes, costs and expenses, if any, incident to such termination.

             Section 12.8 Merger, Consolidation or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

           SECTION 13.  FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES

             Section 13.1 Fiduciaries. The Board of Directors, the Committee, any investment manager, and the Trustee shall be deemed to be the only fiduciaries, named and otherwise, of the Plan and Trust Fund for all purposes of ERISA. No named fiduciary designated in this Section 13.1 shall be required to give any bond or other security for the faithful performance of its duties and responsibilities with respect to the Plan and/or Trust Fund, except as may be required from time to time under ERISA.

             Section 13.2 Allocation of Fiduciary Responsibilities. The fiduciary responsibilities (within the meaning of ERISA) allocated to each named fiduciary designated in Section 13.1 hereof shall consist of the responsibilities, duties, authority and discretion of such named fiduciary which are expressly provided herein and in any related documents. Each such named fiduciary may obtain the services of such legal, actuarial, accounting and other assistants as it deems appropriate, any of whom may be assistants who also render services to any other named fiduciary, the Plan and/or the Participating Companies; provided, however, that where such services are obtained, the named fiduciary shall not be deemed to have delegated any of its fiduciary responsibilities to any such assistant but shall retain full and complete authority over and responsibility for any activities of such assistant. The Board of Directors, Trustee, any investment manager, Committee and any individual members thereof shall not be responsible for any act or failure to act of any other one of them except as may be otherwise specifically provided under ERISA.

             Section 13.3 General Limitation on Liability. Neither the Board of Directors, the Committee, the Trustee, any investment manager nor any other person or entity, including the Company and its shareholders, directors and employees, guarantees the Trust Fund in any manner against loss or depreciation and none of them shall be jointly or severally liable for any act or failure to act or for anything whatever in connection with the Plan and the Trust Fund, or the administration thereof, except and only to the extent of liability imposed because of a breach of fiduciary responsibility specifically prohibited under ERISA.

             Section 13.4 Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Trust Fund.

             Section 13.5 Responsibility of Insurance Companies. No insurance company issuing contracts upon the application of the Trustee or the Company or any Participating Company shall be deemed to be a party to the Plan nor shall it be responsible for its validity. The issuing insurance company shall not be required to look into the terms of the Plan nor be responsible to see that any action of the Committee is authorized by its terms. No issuing insurance company shall be obligated to see to the distribution or further application of any monies paid by it pursuant to any direction of the Committee.

             IN WITNESS WHEREOF, The Manitowoc Company, Inc. has caused these
   presents to be executed as of the  1st  day of    November   , 1994.


                                 THE MANITOWOC COMPANY, INC.



                                 By:   /s/ Fred M. Butler
                                 Its:  President and Chief Executive
                                      Officer


             IN WITNESS WHEREOF, The Manitowoc Company, Inc. has caused these presents to be executed by its officers thereunto duly authorized as of
   the   23rd   day of       June      , 1989.

                                 THE MANITOWOC COMPANY, INC.



                                 By    /s/ P. Ralph Helm
                                      P. Ralph Helm,                President

   [Corporate Seal]
                                 Attest:

                                   /s/ Frank E. Stevens
                                 Frank E. Stevens,                  Secretary

                            EXHIBIT A, AS AMENDED, TO
                           THE MANITOWOC COMPANY, INC.
                            RSVP PROFIT SHARING PLAN

                   (Includes Amendments to February 26, 1996)


                           PROFIT CENTER CONTRIBUTIONS


                                I.  DEFINITIONS.

             Capitalized terms not defined in this Exhibit A shall have the meanings ascribed to them in the Plan.

             1.1. "AEC" means the Aggregate Eligible Compensation for the Plan Year of all active Participants assigned to a Profit Center as of the last day of the Plan Year for which the variable profit sharing contribution is made. For purposes of this Exhibit an active Participant is one who is entitled to receive an allocation of the variable profit sharing contribution because the requirements of section 5.7 of the Plan have been satisfied for the Plan Year.

             1.2. "AEEC" means the Aggregate Excess Eligible Compensation for the Plan Year of all active Participants assigned to a Profit Center as of the last day of the Plan Year for which the variable profit sharing contribution is made, i. e., the aggregate compensation of such Participants that is in excess of the Integration Level.

             1.3. "BCP" means the Base Contribution Percentage.

             1.4. "BSC" means Bay Shipbuilding Company, a division of MCI.

             1.5. "BSCOE" means BSC's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. BSCOE shall be computed according to BSC's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made and shall take into account the operating earnings of BSC.

             1.6. "BSCS" means BSC's net Sales during the Plan Year for which a variable profit sharing contribution is made; sales to include those made directly by BSC and those made indirectly through Manitowoc International Corp., but excluding intercompany or interdivisional sales.

             1.7. "C" means the variable profit sharing contribution for a Profit Center.

             1.8. "CEBT" means the Consolidated net Earnings Before Taxes of MCI for the Plan Year for which the variable profit sharing contribution is made. CEBT shall be computed according to the accounting policies and procedures of MCI in effect for the Plan Year for which the variable profit sharing contribution is to be made, after deduction of all related expenses but before deduction of any attributable Federal and State income taxes and before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions. The operating earnings of foreign subsidiaries are taken into account when determining CEBT for MCI but are not taken into account in the determination of the operating earnings applicable to other Profit Centers. Furthermore, MCI Profit Center's contributions to the Plan for a Plan Year, including fixed and variable profit sharing contributions and matching contributions are also not taken into account as a deduction of an expense when determining the operating earnings of other Profit Centers hereunder.

             1.9. "CS" means MCI's Consolidated net Sales during the Plan Year for which a variable profit sharing contribution is made. The sales of foreign subsidiaries are taken into account when determining CS for MCI but are not included in the determination of sales of other Profit Centers.

             1.10.     "Divisions" means MEC, MEW, BSC, and OMD.

             1.11.     "EC" means the Eligible Compensation of an active
   Participant.

             1.12. "EEC" means the Excess Eligible Compensation of an active Participant, i. e., such Participant's Eligible Compensation in excess of the Integration Level.

             1.13.     "IL" means the Integration Level.

             1.14.     "MCI" means The Manitowoc Company, Inc.

             1.15. "MEC" means Manitowoc Engineering Co., a division of MCI, including Manitowoc MEC, Inc.

             1.16. "MECOE" means MEC's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MECOE shall be computed according to MEC's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions. Such computation shall take into account the operating earnings of MEC.

             1.17. "MECS" means MEC's Sales during the Plan Year for which a variable profit sharing contribution is made; sales to include those made directly by MEC, and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.18. "MEW" means Manitowoc Equipment Works, a division of MCI, including Manitowoc Equipment Works, Inc.

             1.19. "MEWOE" means MEW's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MEWOE shall be computed according to MEW's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is to be made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.20. "MEWS" means MEW's net Sales during the Plan Year for which a variable profit sharing contribution is made; sales to include those made directly by MEW and those made indirectly through Manitowoc International Corp. but excluding intercompany or interdivisional sales.

             1.21. "MFC" means The Manitowoc-Forsythe Corp., a wholly-owned subsidiary of MCI.

             1.22. "MFCOE" means MFC's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MFCOE shall be computed according to MFC's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.23. "MFCS" means MFC's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by MFC and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.24. "MNI" means Manitowoc Nevada, Inc., a wholly-owned subsidiary of MCI.

             1.25. "MNIOE" means MNI's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MNIOE shall be computed according to MNI's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.26. "MNIS" means MNI's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by MNI and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.27. "MIT" means Manitex, Inc., a wholly-owned subsidiary of MCI.

             1.28. "MITOE" means MIT's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MITOE shall be computed according to MIT's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.29. "MITS" means MIT's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by MIT and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.30. "MMA" means Manitowoc Mid-Atlantic, Inc., a wholly-owned subsidiary of MCI.

             1.31. "MMAOE" means MMA's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MMAOE shall be computed according to MMA's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.32. "MMAS" means MMA's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by MMA and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.33. "MRC" means Manitowoc Re-Manufacturing, Inc., a wholly-owned subsidiary of MCI.

             1.34. "MRCOE" means MRC's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MRCOE shall be computed according to MRC's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.35. "MRCS" means MRC's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by MRC and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.36. "MSE" means Manitowoc Southeastern Company, Inc., a wholly-owned subsidiary of MCI.

             1.37. "MSEOE" means MSE's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MSEOE shall be computed according to MSE's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.38. "MSES" means MSE's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by MSE and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.39. "MWE" means The Manitowoc Western Company, Inc., a wholly-owned subsidiary of MCI.

             1.40. "MWEOE" means MWE's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MWEOE shall be computed according to MWE's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.41. "MWES" means MWE's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by MWE and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.42. "NCC" means The North Central Crane & Excavator Sales Corp., a wholly-owned subsidiary of MCI.

             1.43. "NCCOE" means NCC's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. NCCOE shall be computed according to NCC's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.44. "NCCS" means NCC's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by NCC and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.45. "OMD" means the Orley-Meyer Division, a division of MCI.

             1.46. "OMDOE" means OMD's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. OMDOE shall be computed according to OMD's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.47. "OMDS" means OMD's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by OMD and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.48. "Plan" means The Manitowoc Company, Inc. RSVP Profit Sharing Plan, as effective July 3, 1988.

             1.49.     "R" means 7%.

             1.50. "Subsidiaries" means MIT, MRC, MLC, NCC, MFC, MWC, MSE, and MMA, and the divisions thereof with respect to each Subsidiary, but does not include foreign subsidiaries.

             1.51. "WMI" means West Manitowoc, Inc., a wholly-owned subsidiary of MCI.

             1.52. "WMIOE" means WMI's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. WMIOE shall be computed according to WMI's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.53. "WMIS" means WMI's Sales for the Plan Year for which the variable profit sharing contribution is made; sales to include those made directly by WMI and those made indirectly through Manitowoc International Corporation, but excluding intercompany or interdivisional sales.

             1.54. "MCOE" means MCI's Operating Earnings for the Plan Year for which the variable profit sharing contribution is made. MCIOE shall be computed according to MCI's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.

             1.55. "MCIGA" means MCI's Goodwill Amortization for the Plan Year for which the variable profit sharing contribution is made. MCIGA shall be computed according to MCI's accounting policies and procedures in effect for the Plan Year for which the variable profit sharing contribution is made before deduction of any contributions to be made to the Plan for such Plan Year, including variable and fixed profit sharing contributions and matching contributions.


                       II.  PROFIT SHARING CONTRIBUTIONS.

             Profit Sharing Contributions shall be separately determined for each Profit Center hereunder for all contribution, deduction, and allocation purposes of the Plan.

             2.1.   Profit Center:  MCI

                    Eligible Employees: Eligible Employees of MCI, excluding employees of the Divisions and the Subsidiaries. Contribution Formula: Profit Sharing Contribution =
                    AEC x ((MCIOE + MCIGA) - R + 1%)

                    Allocation Formula Per Active Participant: As set forth in Section 5.8 of the Plan.

             2.2.   Profit Center:  MEC

                    Eligible Employees:  Eligible Employees of MEC.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((MECOE divided by MECS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.3.   Profit Center:  MEW

                    Eligible Employees:  Eligible Employees of MEW.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((MMWOE divided by MEWS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.4.   Profit Center:  BSC

                    Eligible Employees:  Eligible Employees of BSC.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((BSCOE divided by BSCS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.5.   Profit Center:  MRC

                    Eligible Employees:  Eligible Employees of MRC.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((MRCOE divided by MRCS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.6.   Profit Center:  NCC

                    Eligible Employees:  Eligible Employees of NCC.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((NCCOE divided by NCCS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.7.   Profit Center:  MFC

                    Eligible Employees:  Eligible Employees of MFC.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((MFCOE divided by MFCS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.8.   Profit Center:  MWE

                    Eligible Employees:  Eligible Employees of MWE.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((MWEOE divided by MWES) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.9.   Profit Center:  MSE

                    Eligible Employees:  Eligible Employees of MSE.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((MSEOE divided by MSES) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.10.  Profit Center:  MMA

                    Eligible Employees:  Eligible Employees of MMA.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((MMAOE divided by MMAS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.11.  Profit Center:  MIT

                    Eligible Employees:  Eligible Employees of MIT.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((MITOE divided by MITS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.12.  Profit Center:  OMD

                    Eligible Employees:  Eligible Employees of OMD.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((OMDOE divided by OMDS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.13.  Profit Center:  MNI.

                    Effective Date:  April 1, 1992.

                    Eligible Employees:  Eligible Employees of MNI.

                    Contribution Formula: Profit Sharing Contribution = AEC x ((MNIOE divided by MNIS) - R).

                    Allocation Formula: As set forth in Section 5.8 of the Plan.

             2.14.  Profit Center:         Femco

                    Eligible Employees:    Eligible Employees of Manitowoc
                                           Acquisition, Inc. d/b/a Femco
                                           Machine Company.

                    Contribution Formula:  Pursuant to Section 1.9 of Plan.

                    Allocation Formula:    Pursuant to Section 1.9 of Plan.

             2.15.  Profit Center:         WMI

                    Eligible Employees:    Eligible Employees of WMI

                    Contribution Formula:  Profit Sharing Contribution = AEC
                                           x ((WMIOE divided by WMIS) - R)

                    Allocation Formula:    As set forth in Section 5.8 of the
                    Plan